Exhibit 1

ROYAL BANK OF CANADA

ANNUAL

INFORMATION

FORM

November 30, 2021

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

From time to time, we make written or oral forward-looking statements within the meaning of certain securities laws, including the “safe harbour” provisions of the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. We may make forward-looking statements in this Annual Information Form and in the documents incorporated by reference herein, in other filings with Canadian regulators or the United States (U.S.) Securities and Exchange Commission (SEC), in reports to shareholders and in other communications. Forward-looking statements in this document and in the documents incorporated by reference herein include, but are not limited to, statements relating to our financial performance objectives, vision and strategic goals, climate related goals, the Economic, market and regulatory review and outlook for Canadian, U.S., European and global economies, the regulatory environment in which we operate, the Strategic priorities and Outlook sections for each of our business segments, the risk environment including our credit risk, market, liquidity and funding risk as set out in the 2021 Management’s Discussion and Analysis for the fiscal year ended October 31, 2021 (the 2021 Management’s Discussion and Analysis), and the potential continued impacts of the coronavirus (COVID-19) pandemic on our business operations, financial results, condition and objectives, and on the global economy and financial market conditions. The forward-looking information contained in this Annual Information Form and in the documents incorporated by reference is presented for the purpose of assisting the holders of our securities and financial analysts in understanding our financial position and results of operations as at and for the periods ended on the dates presented, as well as our financial performance objectives, vision and strategic goals, and may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as “believe”, “expect”, “foresee”, “forecast”, “anticipate”, “intend”, “estimate”, “goal”, “plan” and “project” and similar expressions of future or conditional verbs such as “will”, “may”, “should”, “could” or “would”.

By their very nature, forward-looking statements require us to make assumptions and are subject to inherent risks and uncertainties, which give rise to the possibility that our predictions, forecasts, projections, expectations or conclusions will not prove to be accurate, that our assumptions may not be correct and that our financial performance objectives, vision and strategic goals will not be achieved. We caution readers not to place undue reliance on these statements as a number of risk factors could cause our actual results to differ materially from the expectations expressed in such forward-looking statements. These factors – many of which are beyond our control and the effects of which can be difficult to predict – include: credit, market, liquidity and funding, insurance, operational, regulatory compliance (which could lead to us being subject to various legal and regulatory proceedings, the potential outcome of which could include regulatory restrictions, penalties and fines), strategic, reputation, competitive, legal and regulatory environment, and systemic risks and other risks discussed in the risk sections and Impact of COVID-19 pandemic section of our Annual Report for the fiscal year ended October 31, 2021 (the 2021 Annual Report) including business and economic conditions in the geographic regions in which we operate, information technology and cyber risks, environmental and social risk (including climate change), digital disruption and innovation, Canadian housing and household indebtedness, geopolitical uncertainty, privacy, data and third-party related risks, regulatory changes, culture and conduct, the effects of changes in government fiscal, monetary and other policies, tax risk and transparency, and the emergence of widespread health emergencies or public health crises such as pandemics and epidemics, including the COVID-19 pandemic and its impact on the global economy, financial market conditions and our business operations, and financial results, condition and objectives. As we work to advance our climate goals, external factors outside of RBC’s reasonable control may act as constraints on their achievement, including varying decarbonization efforts across economies, the need for thoughtful climate policies around the world, more and better data, reasonably supported methodologies, technological advancements, the evolution of consumer behaviour, the challenges of balancing interim emissions goals with an orderly and just transition, and other significant considerations such as legal and regulatory obligations.

We caution that the foregoing list of risk factors is not exhaustive and other factors could also adversely affect our results. When relying on our forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Material economic assumptions underlying the forward-looking statements contained in this Annual Information Form are set out in the Economic, market and regulatory review and outlook section and for each business segment under the Strategic priorities and Outlook headings in our 2021 Annual Report. Except as required by law, we do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by us or on our behalf.

Additional information about these and other factors can be found in the risk sections and Impact of COVID-19 pandemic section of our 2021 Management’s Discussion and Analysis.

TABLE OF CONTENTS

		MD&A Incorporated by Reference
CORPORATE STRUCTURE	1
Name, Address and Incorporation	1
Intercorporate Relationships	1
GENERAL DEVELOPMENT OF THE BUSINESS	1
Three Year History	1	14-17
DESCRIPTION OF THE BUSINESS	2
General Summary	2	14-17, 24-47
Seasonality	3	48-49
Competition	3	24-47
Government Regulation and Supervision – Canada	4
Government Regulation and Supervision – United States	6
Risk Factors	9	17-20, 52-99
Environmental and Social Risk Policies	9	97
DESCRIPTION OF CAPITAL STRUCTURE	10
General Description	10	100-109, 225*
Prior Sales	12	100-109, 205*, 205-208*
Constraints	13
Ratings	13	84
MARKET FOR SECURITIES	15
Trading Price and Volume	15
DIVIDENDS	17	106-107, 205-208*
SECURITIES SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER	18
DIRECTORS AND EXECUTIVE OFFICERS	18
Directors	18
Committees of the Board	19
Executive Officers	20
Ownership of Securities	21
Cease Trade Orders, Bankruptcies, Penalties or Sanctions	21
Conflicts of Interest	22
LEGAL PROCEEDINGS AND REGULATORY ACTIONS	22	215-216*
INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS	23
TRANSFER AGENT AND REGISTRAR	23
EXPERTS	23
AUDIT COMMITTEE	23
Audit Committee Mandate	23
Composition of Audit Committee	23
Relevant Education and Experience of Audit Committee Members	24
Pre-Approval Policies and Procedures	24
Independent Registered Public Accounting Firm Fees	25
ADDITIONAL INFORMATION	26
TRADEMARKS	26
APPENDIX A – PRINCIPAL SUBSIDIARIES	27
APPENDIX B – EXPLANATION OF RATINGS AND OUTLOOK	28
APPENDIX C – AUDIT COMMITTEE MANDATE	31
APPENDIX D – PRE-APPROVAL POLICIES AND PROCEDURES	37

*Notes 18, 19, 24 and 32 to the 2021 Annual Consolidated Financial Statements for the fiscal year ended October 31, 2021 (the 2021 Annual Consolidated Financial Statements) for Royal Bank of Canada are incorporated by reference herein.

INFORMATION IS AT OCTOBER 31, 2021, UNLESS OTHERWISE NOTED.

CORPORATE STRUCTURE

Name, Address and Incorporation1

Royal Bank of Canada is a Schedule I bank under the Bank Act (Canada), which constitutes its charter. The Bank was created as Merchants Bank in 1864 and was incorporated under the “Act to Incorporate the Merchants’ Bank of Halifax” assented to June 22, 1869. The Bank changed its name to The Royal Bank of Canada in 1901 and to Royal Bank of Canada in 1990.

The Bank’s corporate headquarters are located at Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada and its head office is located at 1 Place Ville-Marie, Montreal, Quebec, Canada.

Intercorporate Relationships

Information about intercorporate relationships with principal subsidiaries, including place of incorporation and percentage of securities owned by the Bank, is provided in Appendix A.

GENERAL DEVELOPMENT OF THE BUSINESS

Three Year History

Our business strategies and actions are guided by our vision, “To be among the world’s most trusted and successful financial institutions.” Our three strategic goals are:

•	In Canada, to be the undisputed leader in financial services;
•	In the U.S., to be the preferred partner to corporate, institutional and high net worth clients and their businesses; and
•	In select global financial centres, to be a leading financial services partner valued for our expertise.

In 2019, the Canadian and U.S. economies continued to show growth, and RBC delivered strong results with earnings of $12.9 billion. These results reflected earnings growth in Personal & Commercial Banking and Wealth Management, and solid results in Insurance. These were partially offset by lower earnings in Investor & Treasury Services and in Capital Markets. In 2019, Derek Neldner was appointed to the role of Group Head, Capital Markets and Doug Guzman assumed leadership of Investor & Treasury Services.

2020 was characterized by unprecedented declines in gross domestic product (GDP) and a substantial increase in unemployment as a result of measures to contain the COVID-19 pandemic, which sharply curtailed economic activity globally. In 2020, the Canadian economy contracted and the unemployment rate rose after COVID-19 containment measures led to an unprecedented decline in economic activity in the first half of the calendar year. The U.S. economy also contracted and GDP in the Euro area and the U.K. declined amid the spread of the COVID-19 pandemic and containment measures. Financial markets in 2020 saw government bond yields at historically low levels and monetary policy stimulus and massive government income programs supported equity markets broadly following the market sell-off in March/April 2020.

In 2020, RBC reported net income of $11.4 billion, down 11% from the prior year, reflecting higher provisions for credit losses, as the Bank prudently built reserves given the unprecedented challenges brought on by the COVID-19 pandemic, in addition to the impact of lower interest rates. Lower results in Personal &

1 When we say “we”, “us”, “our”, or “RBC”, we mean Royal Bank of Canada and its subsidiaries, as applicable. References to “the Bank” mean Royal Bank of Canada without its subsidiaries.

Commercial Banking and Wealth Management were partially offset by robust earnings in Capital Markets, as well as higher results in Investor & Treasury Services and Insurance.

While the global economic recovery continued in 2021, momentum waned amid ongoing uncertainty regarding the extent and duration of the impacts of the COVID-19 pandemic. The Canadian economy showed growth in 2021 following the contraction in 2020, as provincial economies reopened. Although the unemployment rate remained above pre-pandemic levels, labour markets improved substantially since the onset of the COVID-19 pandemic and household purchasing power continued to be supported by large amounts of savings. Despite substantial improvement, the economy has yet to fully recover from the impacts of the pandemic, particularly in the high-contact and travel service sectors. The U.S. economy also showed growth in 2021, but the pace of the economic recovery slowed over the summer amid ongoing supply chain disruptions and the continued spread of COVID-19 in some regions. Similarly, in the Euro area and the U.K., GDP rose amid the lifting of containment measures across member states. Government bond yields remained low but rose in the latter half of 2021 as the global economic recovery continued and inflation rates rose. Equity markets broadly continued to improve, supported by the positive economic outlook.

In 2021, RBC reported net income of $16.05 billion, up 40% from the prior year, reflecting higher earnings in Personal & Commercial Banking, Capital Markets, Wealth Management, and Insurance, partially offset by lower earnings in Investor & Treasury Services, as well as releases of provisions on performing loans primarily driven by improvements in our macroeconomic and credit quality outlook. In comparison, the prior year reflected elevated provisions on performing loans of $2.6 billion due to the impact of the COVID-19 pandemic.

2021 also saw the appointments of Nadine Ahn to the role of Chief Financial Officer and Maria Douvas to the role of Chief Legal Officer. Neil McLaughlin also assumed responsibility for RBC Ventures.

We continue to monitor and prepare for regulatory developments and changes in a manner that seeks to ensure compliance with new requirements, while mitigating adverse business or financial impacts. Such impacts could result from new or amended laws or regulations and the expectations of those who enforce them. A high level summary of the key regulatory changes that have the potential to increase or decrease our costs and the complexity of our operations is included in the Legal and regulatory environment risk section of our 2021 Annual Report. A summary of the additional regulatory changes instituted by governments globally and by the Office of the Superintendent of Financial Institutions (OSFI) in response to the COVID-19 pandemic are included in the Impact of COVID-19 pandemic and Capital management sections of our 2021 Annual Report. For a discussion on risk factors resulting from these and other developments which may affect our business and financial results, refer to the risks sections of our 2021 Annual Report. For further details on our framework and activities to manage risks, refer to the Impact of COVID-19 pandemic, risk and Capital management sections of our 2021 Annual Report.

Additional information can also be found under “Overview and outlook” beginning on page 14 of our 2021 Management’s Discussion and Analysis, which section is incorporated by reference herein.

DESCRIPTION OF THE BUSINESS

General Summary

Royal Bank of Canada is a global financial institution with a purpose-driven, principles-led approach to delivering leading performance. Our success comes from the 87,000+ employees who leverage their imaginations and insights to bring our vision, values and strategy to life so we can help our clients thrive and communities prosper. As Canada’s biggest bank, and one of the largest in the world based on market capitalization, we have a diversified business model with a focus on innovation and providing exceptional experiences to our 17 million clients in Canada, the U.S. and 27 other countries.

Our business segments are Personal & Commercial Banking, Wealth Management, Insurance, Investor & Treasury Services and Capital Markets. Our business segments are supported by Corporate Support. Additional information about our business and each segment (including segment results) can be found under “Overview and outlook” beginning on page 14 and under “Business segment results” beginning on page 24 of our 2021 Management’s Discussion and Analysis, which sections are incorporated by reference herein.

Seasonality

Information about seasonality is provided under “Quarterly results and trend analysis” on page 48 of our 2021 Management’s Discussion and Analysis, which section is incorporated by reference herein.

Competition

Our competition in Personal & Commercial Banking includes other Schedule 1 banks, independent trust companies, foreign banks, credit unions, caisses populaires and auto financing companies, in Canada; other banks, trust companies and investment management companies serving retail and corporate clients, as well as public institutions, in the Caribbean; and other Canadian banking institutions that have U.S. operations, in the U.S.

Our Canadian Wealth Management business competes with domestic banks and trust companies, investment counselling firms, bank-owned full-service brokerages and boutique brokerages, mutual fund companies, and global private banks. In Canada, bank-owned wealth managers continue to be the major players. Our U.S. Wealth Management business (including City National) operates in a fragmented and highly competitive industry and competition includes other broker-dealers, commercial banks and other financial institutions that service high net worth and ultra-high net worth individuals, entrepreneurs and their businesses. Our Global Asset Management business faces competition in Canada from banks, insurance companies and asset management organizations; in the U.S. from independent asset management firms, as well as those that are part of national and international banks and insurance companies; and internationally from asset managers that are owned by international banks, as well as national and regional asset managers in the geographies where we serve clients. Competitors to our International Wealth Management business include global wealth managers, traditional offshore private banks and domestic wealth managers.

In our Canadian Insurance business, many of our competitors specialize in life and health or property and casualty products. In our International Insurance business we compete in the global reinsurance market which is competitive and reflects significant market share in the U.S., U.K., and Europe being held by a small number of reinsurers.

Our Investor & Treasury Services business competes against the world’s largest global custodians in selected countries in North America, Europe, the U.K., and Asia-Pacific.

Our Capital Markets business is a market leader in Canada and competes with large global investment banks in the U.S. Outside North America, we have a targeted presence in the U.K. and Europe, Australia, Asia and other markets aligned with our global expertise.

Additional information about our competition can be found under “Business segment results” beginning on page 24 of our 2021 Management’s Discussion and Analysis, which section is incorporated by reference herein.

Government Regulation and Supervision – Canada

The Bank is a “Schedule I” bank under the Bank Act (Canada) (Bank Act), and, as such, is a federally regulated financial institution. It has Canadian insurance and trust and loan company subsidiaries that are also federally regulated financial institutions (FRFI Subsidiaries and, together with the Bank, FRFIs) governed by (respectively) the Insurance Companies Act (Canada) and the Trust and Loan Companies Act (Canada). The activities of the FRFI Subsidiaries are also regulated under provincial and territorial laws in respect of their activities in the provinces and territories. In certain provinces, some of the Bank’s capital markets and wealth management activities are regulated under provincial securities laws (which are administered and enforced by securities regulatory authorities).

OSFI, an independent agency of the Government of Canada, reports to the Minister of Finance (the Minister) for the supervision of the FRFIs. OSFI is required, at least once a year, to examine the affairs and business of each FRFI for the purpose of determining whether the FRFI is complying with the provisions of its governing statute and it is in sound financial condition, and report to the Minister. The FRFIs are also required to make periodic filings and reports to OSFI.

The FRFIs are also subject to regulation under the Financial Consumer Agency of Canada Act (FCAC Act).2 The Financial Consumer Agency of Canada (Agency), among other things, enforces consumer-related provisions of the federal statutes which govern these financial institutions. The Commissioner of the Agency must report to the Minister on all matters connected with the administration of the FCAC Act and consumer provisions of other federal statutes, including the Bank Act, Trust and Loan Companies Act and Insurance Companies Act. The FRFIs are also subject to provincial and territorial laws of general application.

The Bank and the following subsidiaries are member institutions of the Canada Deposit Insurance Corporation (CDIC): Royal Trust Corporation of Canada, The Royal Trust Company, Royal Bank Mortgage Corporation and RBC Investor Services Trust. CDIC insures certain deposits held at its member institutions. Under the Bank Act, the Bank is prohibited from engaging in or carrying on any business other than the business of banking, except as permitted under that statute. The business of banking includes providing any financial services; acting as a financial agent; providing investment counselling services and portfolio management services; issuing payment, credit or charge cards; and operating payment, credit or charge card plans.

The Bank has broad powers to invest in securities, but is limited in making “substantial investments” in or in controlling certain types of entities. A “substantial investment” will arise through direct or indirect beneficial ownership of voting shares carrying more than 10 per cent of the voting rights attached to all outstanding voting shares of a corporation, shares representing more than 25 per cent of the shareholders’ equity in a corporation, or interests representing more than 25 per cent of the ownership interests in any unincorporated entity. The Bank can make controlling, and in certain circumstances, non-controlling substantial investments in certain entities in accordance with the investment provisions under the Bank Act. Some substantial investments may be made only with the prior approval of the Minister or the Superintendent of Financial Institutions (the Superintendent).

Each FRFI is also required to maintain, in relation to its operations, adequate capital and liquidity, and OSFI may direct financial institutions to increase capital and/or to provide additional liquidity.

Bail-in Regime

Canada has a bank recapitalization regime (the Bail-in Regime) for domestic systemically important banks, including the Bank. Under the Canada Deposit Insurance Corporation Act, in circumstances where the Bank has ceased, or is about to cease, to be viable, the Governor in Council may, upon recommendation of the Minister that he or she is of the opinion that it is in the public interest to do so, by order:

2 For the Bank’s trust subsidiaries, only their retail deposit taking activities are subject to regulation under the FCAC Act.

•	vest in CDIC the shares and subordinated debt of the Bank specified in the order (a vesting order);

•	appoint CDIC as receiver in respect of the Bank (a receivership order);

•

if a receivership order has been made, direct the Minister to incorporate a federal institution designated in the order as a bridge institution wholly-owned by CDIC and specifying the date and time as of which the Bank’s deposit liabilities are assumed (a bridge bank order); or

•

if a vesting order or receivership order has been made, direct CDIC to carry out a conversion, by converting or causing the Bank to convert, in whole or in part – by means of a transaction or series of transactions and in one or more steps – the shares and liabilities of the Bank that are subject to the Bail-in Regime into common shares of the Bank or any of its affiliates (a conversion order).

Upon the making of a conversion order, prescribed shares and liabilities under the Bail-in Regime that are subject to that conversion order will, to the extent converted, be converted into common shares of the Bank or any of its affiliates, as determined by CDIC. Subject to certain exceptions, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number is subject to a bail-in conversion. For a description of Canadian bank resolution powers and the consequent risk factors attaching to certain liabilities of the Bank reference is made to rbc.com/investor-relations/_assets-custom/pdf/Bail-in-Disclosure.pdf.

The Proceeds of Crime (Money Laundering) and Terrorist Financing Act (the Act) is applicable to all of our businesses in Canada. The Act implements specific measures designed to detect and deter money laundering and the financing of terrorist activities. Further, the Act sets out obligations related to deterring and detecting money laundering and terrorist financing from a global perspective, in order to minimize the possibility that RBC could become a party to these activities. RBC has enterprise-wide anti-money laundering policies and procedures which assist in reducing the risk of facilitating money laundering and terrorist financing activities.

Broker-Dealer/Investment Management Subsidiaries

The activities of certain of the Bank’s subsidiaries, such as RBC Dominion Securities Inc. (RBC DS), RBC Direct Investing Inc. (RBC DI), Royal Mutual Funds Inc. (RMFI), RBC Global Asset Management Inc., Phillips, Hager & North Investment Funds Ltd. (PH&N IF), RBC Phillips, Hager & North Investment Counsel Inc. and RBC InvestEase Inc., which act as securities dealers (including investment dealers, mutual fund dealers and exempt market dealers), advisors (investment counsel/portfolio manager) or investment fund managers are regulated in Canada under provincial and territorial securities laws (which are administered and enforced by the applicable securities regulatory authorities) and, in some cases, by the rules of the applicable self-regulatory organization (the Investment Industry Regulatory Organization of Canada for investment dealers and the Mutual Fund Dealers Association of Canada (MFDA) for mutual fund dealers). Each of RBC DS and RBC DI are members of the Canadian Investor Protection Fund. Customers’ accounts are protected by the Canadian Investor Protection Fund within specified limits. A brochure describing the nature and limits of coverage is available to customers upon request. RMFI and PH&N IF are each members of the MFDA Investor Protection Fund, which protects against certain losses of customer property held by an insolvent MFDA member; similarly, a brochure describing the nature and limits of coverage is also available to customers upon request.

Insurance

The activities of the Bank’s regulated Canadian insurance subsidiaries, RBC Life Insurance Company (RBC Life) and RBC Insurance Company of Canada (RICC), are federally governed by the Insurance Companies Act and by provincial legislation in each province and territory in which they carry on business. In addition, the Bank Act sets out a framework for insurance activities that the Bank may or may not carry out. The Bank may administer, promote and provide advice in relation to certain authorized types of insurance and may conduct any aspect of the business of insurance, other than the underwriting of insurance, outside of Canada and in respect of risks outside Canada. However, in Canada, the Bank may not act as agent for any person in the placing of insurance. The Bank can promote an insurance company, agent or broker or non-authorized types of insurance (e.g. life and home and automobile insurance) to certain prescribed groups where the promotion takes place outside of physical bank branches. Additionally, and subject to applicable restrictions under the Bank Act, RBC Wealth Management Financial Services Inc., a wholly owned indirect subsidiary of the Bank, is licensed under applicable provincial and territorial laws to sell insurance products, including life and living benefits insurance along with money products such as annuities and segregated funds, on both an individual and group basis, for both related and independent insurance companies in Canada.

RBC Life is a member of Assuris, which is a not-for-profit organization that protects Canadian life insurance policyholders against loss of benefits due to the financial failure of a member company. RICC is a member of the Property and Casualty Insurance Compensation Corporation, which is the corporation protecting Canadian property and casualty policyholders against loss of benefits due to the financial failure of a member company.

RBC Insurance Agency Ltd., another wholly owned indirect Bank subsidiary, is a licensed insurance agency that distributes insurance products underwritten by non-RBC entities. These products include home and auto insurance that is underwritten by an unaffiliated insurance company.

Government Regulation and Supervision – United States

Banking

In the U.S., the Bank is characterized as a foreign banking organization (FBO). Generally, the operations of an FBO and its U.S. subsidiaries and offices are subject to the same comprehensive regulatory regime that governs the operations of U.S. domestic banking organizations. The Bank’s U.S. businesses are subject to supervision and oversight by various U.S. authorities, including federal and state regulators, as well as self-regulatory organizations. An FBO must meet several conditions in order to maintain “well managed” status for U.S. bank regulatory purposes: (i) the FBO must have received a composite regulatory rating of “satisfactory” or better for its U.S. branch, agency and commercial lending company operations following its last regulatory examination, (ii) the FBO’s home country supervisor must consent to it expanding its activities in the U.S. to include activities permissible for a financial holding company (FHC), (iii) the FBO’s management must meet standards comparable to those required for a U.S. bank subsidiary of an FHC, and (iv) each U.S. depository institution subsidiary of the FBO and/or bank holding company (BHC) must be deemed to be “well managed”, which is based on regulatory examination ratings.

Under the International Banking Act of 1978, as amended (IBA) and the Bank Holding Company Act of 1956, as amended (BHCA), all of the Bank’s U.S. banking operations are subject to supervision and regulation by the Board of Governors of the Federal Reserve System (Federal Reserve). Under the IBA, the BHCA, and related regulations of the Federal Reserve, the Bank generally may not open a branch, agency or representative office in the U.S., nor acquire five per cent or more of the voting stock of any U.S. bank or BHC, without notice to or prior approval of the Federal Reserve. The Federal Reserve is the U.S. “umbrella regulator” responsible for supervision and oversight of the Bank’s consolidated U.S. activities. The Federal Reserve consults with and obtains information from other prudential and functional U.S. regulators that exercise supervisory authority over the Bank’s various U.S. operations. Reports of financial condition and other information relevant to the Bank’s U.S. businesses are regularly filed with the Federal Reserve.

In 2000, the Bank became a U.S. FHC, as authorized by the Federal Reserve. Pursuant to the Gramm-Leach-Bliley Act of 1999, as amended, an FHC may engage in, or acquire companies engaged in, a broader range of financial and related activities than are permitted to banking organizations that do not maintain FHC status. To qualify as an FHC, the Bank, as an FBO and BHC, must meet certain capital requirements and must be deemed to be “well managed” for U.S. bank regulatory purposes. In addition, any U.S. depository institution subsidiaries of the FBO or BHC must also meet certain capital requirements and be deemed to be “well managed” and must have at least a “satisfactory” rating under the Community Reinvestment Act of 1977, as amended.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) was enacted. The statute effected significant changes to U.S. financial regulations and required rulemaking by the U.S. financial regulators, with material cross-border implications. Section 165 of the Dodd-Frank Act required the Federal Reserve to establish Enhanced Prudential Standards for Foreign Banking Organizations (Regulation YY). Amongst other regulatory requirements, Regulation YY required the Bank to establish an intermediate holding company (IHC) organized under U.S. law. The IHC is required to hold, directly or indirectly, the Bank’s entire ownership interest in its U.S. insured depository institution subsidiaries and other U.S. subsidiaries (excluding so called section 2(h)(2) companies and debt previously contracted branch subsidiaries). In June 2018, the Bank established a two-tier BHC structure in the U.S., consisting of RBC US Group Holdings LLC (RIHC), its top-tier BHC, as the Bank’s IHC and the parent of RBC USA Holdco Corporation, the parent of most of the Bank’s U.S. subsidiaries. Both RIHC and RBC USA Holdco Corporation are BHCs and FHCs. The Bank fulfills its Regulation YY regulatory requirements through RIHC, which include capital adequacy, capital planning and stress testing, risk management and governance, liquidity and liquidity stress testing, financial regulatory reporting and other requirements that are similar to, or the same as, those applicable to U.S. domestic BHCs that are similarly categorized under the rules that tailor enhanced prudential standards for FBOs and large U.S. banking organizations. In addition, the Bank is registered as a “Swap Dealer” with the U.S. Commodity Futures Trading Commission (CFTC) and the National Futures Association (NFA) and as a “Security-Based Swap Dealer” with the U.S. Securities and Exchange Commission (SEC).

The USA PATRIOT Act of 2001, as amended, which amended the Bank Secrecy Act of 1970, as amended (the Act), requires U.S. banks and certain other financial institutions with U.S. operations to maintain appropriate policies, procedures and controls reasonably designed to comply with the Act, including, as applicable, anti-money laundering compliance programs, suspicious activity and currency transaction reporting and other obligations including due diligence on customers to prevent, detect and report individuals and entities involved in money laundering and the financing of terrorism. In January 2021, the Anti-Money Laundering Act of 2020 (AMLA), which also amended the Act, was enacted. The AMLA was intended to comprehensively reform and modernize U.S. anti-money laundering laws. Many of the statutory provisions in the AMLA will require additional rulemaking, reports and other measures.

The Bank maintains two branches in New York that are licensed and supervised as full federal branches with fiduciary licenses by the Office of the Comptroller of the Currency (OCC), the U.S. supervisor of national banks. In general, the Bank’s branches may exercise the same rights and privileges, and are subject to the same restrictions, as would apply to a U.S. national bank at the same location(s). The Bank’s branches may accept wholesale deposits, but may not take U.S. domestic retail deposits outside of an available exemption. Deposits in the Bank’s branches are not insured by the Federal Deposit Insurance Corporation (FDIC). The Bank also maintains a limited federal branch in Jersey City, New Jersey which may exercise the same rights and privileges as the Bank’s New York federal branches except that it generally can only take deposits from non-U.S. sources.

The OCC examines and supervises the Bank’s U.S. branch office activities and operations. In addition, the Bank’s U.S. branches are required to maintain a capital equivalency deposit in their state(s) of residence, which deposits are pledged to the OCC. Furthermore, the Bank’s U.S. branch offices are subject to supervisory guidance based on the examiners’ assessment of risk management, operational controls, compliance and asset quality.

The Bank also maintains a state-licensed agency in Texas and state-licensed representative offices in Delaware and Texas. In general, the activities conducted at the Bank’s agency include a broad range of banking powers, including lending and maintaining credit balances, but agencies are limited in their ability to accept deposits from citizens or residents of the U.S. Further limitations may be placed on such agencies’ activities based on state laws. RBC Investor Services S.A, a Luxembourg bank, which is wholly owned by the Bank, also has a representative office in New York. The activities conducted at the representative offices are limited to representational and administrative functions; such representative offices do not have authority to make credit decisions and may not solicit or contract for any deposit or deposit-like liability. The representative offices are examined and assessed by both the Federal Reserve and state regulators and are required to adhere to any applicable state regulations.

Banking activities are also conducted at City National Bank (CNB) and RBC Bank (Georgia), National Association (RBC Bank), both of which are national banking associations chartered by the OCC. CNB and RBC Bank are members of the Federal Reserve. The OCC serves as the primary federal prudential regulator of CNB and RBC Bank. As U.S. banks, CNB and RBC Bank are allowed to take retail deposits, and they offer retail and commercial banking services, including deposit and credit services, such as consumer lending products (including credit card and mortgage loans), and business and commercial loans. CNB and RBC Bank are subject to capital requirements, dividend restrictions, limitations on investments and subsidiaries, limitations on transactions with affiliates (including the Bank and its branches), deposit reserve requirements and other requirements administered by the OCC and the Federal Reserve. Deposits at CNB and RBC Bank are FDIC-insured to the extent applicable. CNB and RBC Bank are also required to comply with applicable consumer protection laws and regulations such as those promulgated by the Consumer Financial Protection Bureau, an independent agency created under the Dodd-Frank Act. As a national bank in the U.S., CNB also has fiduciary powers and offers trust services and investment management services under those powers.

CNB also conducts trust and investment management activities through CNB’s wholly-owned subsidiary, RBC Trust Company (Delaware) Limited (RBC Trust). RBC Trust is a Delaware trust company chartered and supervised by the Delaware State Banking Commission and, as a BHC subsidiary, is subject to oversight by the Federal Reserve. RBC Trust is subject to dividend restrictions, limitations on investments and other applicable state banking law requirements.

Broker-Dealer Activities and Broker-Dealer Subsidiaries

The principal securities brokerage, trading, advisory and investment banking activities are conducted in the following U.S.-registered broker-dealer subsidiaries:

•	RBC Capital Markets, LLC (RBC CM LLC),
•	RBC CMA LLC,
•	City National Securities, Inc.,
•	CNR Securities, LLC (formerly RIM Securities LLC), and
•	Symphonic Securities LLC.

The SEC, state securities regulators, the Financial Industry Regulatory Authority and other self-regulatory organizations regulate these broker-dealer subsidiaries. Certain activities of RBC CM LLC and RBC CMA LLC are also subject to regulation by the CFTC and the NFA. Pursuant to the Dodd-Frank Act, RBC CM LLC is registered as a “Swaps Firm” with the NFA. Certain activities of RBC CM LLC are subject to regulation by the Municipal Securities Rulemaking Board.

Investment Management and Other Fiduciary Activities

The Bank’s New York branches have fiduciary powers, and certain branches conduct investment management and custody activities for certain customers. In addition, other affiliates are involved in the business of investment management. In many cases, these activities require that the affiliates be registered with the SEC as investment advisers under the U.S. Investment Advisers Act of 1940, as amended (Advisers Act). The Advisers Act and related rules regulate the registration and activities of investment advisers. Although the regulatory regime for investment advisers is similar in some ways to that for broker-dealers, the standard of conduct is higher due to the advisers’ status as fiduciaries.

The following entities are the Bank’s subsidiaries that are registered as “investment advisers” with the SEC:

•	RBC CM LLC,
•	RBC Global Asset Management (U.S.) Inc. (GAM),
•	RBC Global Asset Management (UK) Limited,
•	RBC Private Counsel (USA) Inc.,
•	BlueBay Asset Management LLP (BBAM),
•	City National Rochdale, LLC (CNR),
•	City National Securities, Inc.,
•	LMCG Investments, LLC,
•	Mid-Continent Capital, LLC, and
•	Symphonic Financial Advisors LLC.

GAM and CNR also each sponsor and act as the adviser to U.S. mutual funds. The U.S. Investment Company Act of 1940, as amended, and related rules regulate the registration and operation of mutual funds and certain activities of the funds’ advisers and other affiliates and certain of the funds’ other service providers. Certain activities of BBAM and GAM are also subject to regulation by the CFTC and the NFA.

ERISA and the Internal Revenue Code

The U.S. Employee Retirement Income Security Act of 1974, as amended (ERISA), and the related rules regulate the activities of the financial services industry with respect to pension plan clients. Similarly, the U.S. Internal Revenue Code and the regulations thereunder impose requirements with respect to such clients and also individual retirement accounts (IRAs). Brokers, dealers and investment advisers to pension plans and IRAs must conduct their business in compliance with both ERISA and applicable tax regulations.

Risk Factors

A discussion of risks affecting us and our businesses appears under the headings “Impact of COVID-19 pandemic”, “Risk management”, “Transactional/positional risk drivers”, “Operational/regulatory compliance risk drivers”, “Strategic risk drivers”, “Macroeconomic risk drivers” and “Overview of other risks” from pages 17 to 20 and 52 to 99 of our 2021 Management’s Discussion and Analysis, which discussions are incorporated by reference herein.

Environmental and Social Risk Policies

RBC has a long history of environmental leadership dating back to 1991 when we launched our first corporate environmental policy. RBC is committed to transparent disclosure and we report annually on our key environmental performance metrics and targets in our Environmental, Social and Governance (ESG) Performance Report and CDP (Carbon Disclosure Project) questionnaire submissions (responder since 2003 and a signatory since 2007). We have been a signatory to the Equator Principles since 2003, and RBC Global Asset Management3 and BlueBay Asset Management LLP have been signatories to the United Nations Principles for Responsible Investment since 2015. In 2021, RBC joined the Partnership for Carbon Accounting Financials (PCAF) and RMI’s Center for Climate-Aligned Finance and participated in a climate scenario analysis pilot project with the Bank of Canada and OSFI to build our climate scenario analysis knowledge and understanding of our potential exposure to climate-related transition risks. In October 2021, we pledged to join the Net-Zero Banking Alliance (NZBA) as part of a global, industry-led initiative to accelerate and support efforts to address climate change. RBC Europe Limited, a wholly-owned subsidiary

3 RBC GAM includes the following affiliates: BlueBay Asset Management LLP (BlueBay), RBC Global Asset Management Inc. (including Phillips, Hager & North Investment Management), RBC Global Asset Management (U.S.) Inc., RBC Global Asset Management (UK) Limited, and RBC Global Asset Management (Asia) Limited, which are separate, but affiliated subsidiaries of RBC.

of the Bank, is a signatory to the Green Bond Principles and it reports annually on its green bond underwriting activities. In 2021, we updated the RBC Climate Blueprint, our enterprise climate strategy focused on accelerating clean economic growth and supporting our clients in the transition to net-zero, to better align with the global goals of the Paris Agreement. RBC is committed to publishing climate-related disclosures, at least annually, that consider the recommendations of the Financial Stability Board’s Task Force on Climate-related Financial Disclosures, and has provided these since 2017. RBC also has a Human Rights Position Statement and publishes an annual Modern Slavery Act Statement, which sets out the steps that we have taken to ensure that slavery and human trafficking are not taking place in our supply chains or our business.

RBC has a suite of environmental and social risk management policies, which include policies that are enterprise-wide, policies that are business-specific, and/or policies that apply to certain issues, products, services or industry sectors. These policies focus on environmental and social risk issues including, but not limited to: site contamination, waste management, land and resource use, biodiversity, water quality and availability, climate change, environmental regulation, human rights (including, but not limited to, Indigenous Peoples’ rights) and community engagement. Our environmental and social risk policies seek to identify sectors, clients and business activities that may expose us to environmental and social risk; establish requirements to manage, mitigate and monitor environmental and social risk, including when to apply enhanced due diligence and escalation procedures. Our Enterprise Policy on Environmental and Social Risk includes financing restrictions on coal power, coal mining and Arctic development, including a full prohibition on direct financing for any project or transaction that involves exploration or development in the Arctic National Wildlife Refuge. Business segments and functional areas are responsible for incorporating environmental and social risk management requirements within their operations.

Additional information about our environmental and social risk policies can be found under “Overview of other risks – Environmental and social risk” on page 97 of our 2021 Management’s Discussion and Analysis, which section is incorporated by reference herein.

DESCRIPTION OF CAPITAL STRUCTURE

General Description

The Bank’s authorized share capital consists of an unlimited number of common shares without nominal or par value and an unlimited number of first preferred shares and second preferred shares without nominal or par value, issuable in series, which classes may be issued for a maximum consideration of $20 billion and $5 billion, respectively. The following summary of share capital is qualified in its entirety by the Bank’s by-laws and the actual terms and conditions of such shares.

Common Shares

The holders of the Bank’s common shares are entitled to vote at all meetings of shareholders, except meetings at which only holders of a specified class, other than common shares, or series of shares are entitled to vote. The holders of common shares are entitled to receive dividends as and when declared by the board of directors, subject to the preference of the preferred shares. After payment to the holders of the preferred shares of the amount or amounts to which they may be entitled, and after payment of all outstanding debts, the holders of the common shares will be entitled to receive any remaining property upon liquidation, dissolution or winding-up.

Preferred Shares

First preferred shares may be issued, from time to time, in one or more series with such rights, privileges, restrictions and conditions as the board of directors may determine, subject to the Bank Act and to the Bank’s by-laws. The first preferred shares are entitled to preference over any second preferred shares (discussed below) and common shares and over any other shares ranking junior to the first preferred shares with respect to the payment of dividends and in the distribution of property in the event of liquidation, dissolution or winding-up.

As at November 30, 2021, Non-Cumulative First Preferred Shares Series AZ, BB, BD, BF, BH, BI, BJ, BO, BQ, BR, BS, BT and C-2 are outstanding. The Non-Cumulative First Preferred Shares Series AZ, BB, BD, BF, BH, BI, BJ and BO are listed on the Toronto Stock Exchange, while the Bank’s Depositary Shares representing interests in the Non-Cumulative First Preferred Shares Series C-2 (the Series C-2 Preferred Shares) are listed on the New York Stock Exchange. The Non-Cumulative First Preferred Shares Series BQ, BR, BS and BT are not listed on an exchange. On May 24, 2021, we redeemed all of our issued and outstanding Non-Cumulative First Preferred Shares Series BK. On August 24, 2021, we redeemed all of our issued and outstanding Non-Cumulative First Preferred Shares Series BM.

Effective January 1, 2013, in accordance with capital adequacy requirements adopted by OSFI, non-common capital instruments issued after January 1, 2013, including first preferred shares, must include terms providing for the full and permanent conversion of such securities into common shares upon the occurrence of certain trigger events relating to financial viability (the Non-Viability Contingent Capital requirements) in order to qualify as regulatory capital. As of January 1, 2013, all outstanding capital instruments that do not meet the Non-Viability Contingent Capital requirements are considered non-qualifying capital instruments and are to be phased out beginning January 1, 2013 at the rate of 10 per cent each year for 10 years. The Non-Cumulative First Preferred Shares Series AZ, BB, BD, BF, BH, BI, BJ, BO, BQ, BR, BS and BT contain non-viability contingent capital provisions necessary to qualify as Tier 1 regulatory capital under Basel III and are therefore convertible into common shares upon the occurrence of a non-viability contingent capital trigger event.

We are prohibited by the Bank Act from declaring or paying any dividends on our preferred or common shares when we are, or would be placed as a result of the declaration, in contravention of the capital adequacy and liquidity regulations or any regulatory directives issued under the Bank Act. We may not pay dividends on our common shares or redeem, purchase or otherwise retire common shares or preferred shares at any time without the approval of the holders of outstanding first preferred shares unless all dividends to which first preferred shareholders are then entitled have been declared and paid or set apart for payment.

The Non-Cumulative First Preferred Shares Series BT were issued on November 5, 2021 to certain institutional investors.

The Non-Cumulative First Preferred Shares Series BQ, BR and BS (the LRCN Preferred Shares) were respectively issued on July 28, 2020, November 2, 2020 and June 8, 2021 in connection with the Bank’s concurrent issuances of Limited Recourse Capital Notes (the LRCNs). The LRCN Preferred Shares are held by Computershare Trust Company of Canada as trustee (the Trustee) for Leo LRCN Limited Recourse Trust™ (the Limited Recourse Trust). In certain circumstances, including non-payment of interest on, principal of or redemption price for the LRCNs when due, or the occurrence of an event of default or a non-viability contingent capital trigger event, the Trustee of the Limited Recourse Trust will deliver to holders of LRCNs their proportionate share of the Limited Recourse Trust’s assets, which will consist of the LRCN Preferred Shares except in limited circumstances, in full satisfaction of the Bank’s obligations under the LRCNs.

For so long as the LRCN Preferred Shares are held by the Trustee on behalf of the Limited Recourse Trust, such shares will not be entitled to receive dividends.

On November 2, 2015, in connection with the merger of CNB with and into RBC USA Holdco Corporation, the Bank issued Non-Cumulative First Preferred Shares Series C-1 and C-2 in exchange for two series of outstanding CNB preferred stock. Currently, only the Series C-2 Preferred Shares remain outstanding.

In the event the Bank fails to pay, declare, or set aside for payment, dividends on any of the Series C-2 Preferred Shares or any other series of preferred shares of the Bank for six quarterly dividend periods, or their equivalent, whether or not consecutive, the number of directors of the board of directors shall be increased by two at the Bank’s first annual meeting of shareholders held thereafter. The holders of the Series C-2 Preferred Shares shall have the right, together with holders of any shares that, by their terms, expressly provide that they rank pari passu with the Series C-2 Preferred Shares (together, the Series C-2 Parity Shares) and that have similar voting rights, if any, to elect, as a class together, such additional two members to the Bank’s board of directors for a term of one year. Upon the payment, or the declaration and setting aside for payment, in full, of all the cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding preferred shares of the Bank, the terms of such two directors shall terminate, the number of directors of the Bank’s board of directors shall be reduced by two and the voting rights of the holders of the Series C-2 Preferred Shares and the Series C-2 Parity Shares shall cease (subject to the revesting of such voting rights in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods).

Second preferred shares may be issued, from time to time, in one or more series with such rights, privileges, restrictions and conditions as the board of directors may determine, subject to the Bank Act and to the Bank’s by-laws. There are no second preferred shares currently outstanding. Second preferred shares would rank junior to the first preferred shares. Second preferred shares would be entitled to preference over the common shares and over any other shares ranking junior to the second preferred shares with respect to the payment of dividends and in the distribution of property in the event of our liquidation, dissolution or winding-up.

Except as outlined above with respect to the Series C-2 Preferred Shares and the Series C-2 Parity Shares, holders of the first and second preferred shares are not entitled to any voting rights as a class except as provided under the Bank Act or the Bank’s by-laws. Under the Bank Act, the Bank may not create any other class of shares ranking equal with or superior to a particular class of preferred shares, increase the authorized number of, or amend the rights, privileges, restrictions or conditions attaching to such class of preferred shares, without the approval of the holders of that class of preferred shares.

Any approval to be given by the holders of the first and second preferred shares may be given in writing by the holders of not less than all of the outstanding preferred shares of each class or by a resolution carried by the affirmative vote of not less than 66 2⁄3 per cent of the votes cast at a meeting of holders of each class of preferred shares at which a quorum is represented. A quorum at any meeting of holders of each class of preferred shares is 51 per cent of the shares entitled to vote at such meeting, except that at an adjourned meeting there is no quorum requirement.

Additional information about the Bank’s share capital can be found under “Capital management” beginning on page 100 of our 2021 Management’s Discussion and Analysis and in Note 32 “Subsequent Events” on page 225 of our 2021 Annual Consolidated Financial Statements, which section and note are incorporated by reference herein.

Prior Sales

For information about the Bank’s issuances of subordinated debentures since October 31, 2020, see the “Capital management” section beginning on page 100 of our 2021 Management’s Discussion and Analysis and Note 18 “Subordinated debentures” on page 205 of our 2021 Annual Consolidated Financial Statements, which section and note are incorporated by reference herein. For information about the Bank’s issuances of Limited Recourse Capital Notes since October 31, 2020, see the “Capital management” section beginning on page 100 of our 2021 Management’s Discussion and Analysis and Note 19 “Equity” beginning on page 205 of our 2021 Annual Consolidated Financial Statements, which section and note are incorporated by reference herein.

Constraints

The Bank Act contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of shares of a chartered bank. The following is a summary of several key restrictions.

Subject to certain exceptions contained in the Bank Act, no person may be a major shareholder of a bank having equity of $12 billion or more (which includes the Bank). A person is a major shareholder if:

(a)

the aggregate of the shares of any class of voting shares of the Bank beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 20 per cent of that class of voting shares, or

(b)

the aggregate of shares of any class of non-voting shares of the Bank beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 30 per cent of that class of non-voting shares.

Additionally, no person may have a significant interest in any class of shares of a bank (including the Bank) unless the person first receives the approval of the Minister. For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10 per cent of all of the outstanding shares of that class of shares of such bank.

The Bank Act also prohibits a bank from purchasing or redeeming any of its shares or paying any dividends if there are reasonable grounds for believing the bank is, or the payment would cause the bank to be, in contravention of the Bank Act requirement to maintain, in relation to its operations, adequate capital and appropriate forms of liquidity and to comply with any regulations or directions of the Superintendent in relation thereto. Under the Bank Act, the Bank cannot redeem or purchase any shares for cancellation unless the prior consent of the Superintendent has been obtained.

Subject to certain exceptions, the Bank Act also prohibits the registration of a transfer or issue of any shares of a Canadian bank to any government or government agency of Canada or any province of Canada, or to any government of any foreign country, or any political subdivision, or agency of any foreign country.

Ratings

Our ability to access unsecured funding markets and to engage in certain collateralized business activities on a cost-effective basis is primarily dependent upon maintaining competitive credit ratings. Credit ratings and outlooks provided by rating agencies reflect their views and methodologies. Our credit ratings are largely determined by the rating agencies’ assessment of the quality of our earnings, the adequacy of our capital and the effectiveness of our risk management programs. Ratings are subject to change, based on a number of factors including, but not limited to, our financial strength, competitive position, liquidity and other factors not completely within our control. There can be no assurance that our credit ratings and rating outlooks will not be lowered or that ratings agencies will not issue adverse commentaries about us, potentially resulting in adverse consequences for our funding capacity or access to capital markets.

A lowering of our credit ratings may also affect our ability, and the cost, to enter into normal course derivative or hedging transactions and may require us to post additional collateral under certain contracts. However, we estimate, based on periodic reviews of ratings triggers embedded in our existing businesses and of our funding capacity sensitivity, that a minor downgrade would not materially influence our liability composition, funding access, collateral usage and associated costs.

As at November 30, 2021, RBC had the following solicited ratings from the rating agencies listed below:

		RATING	RANK*
Moody’s Investors Service	Legacy Senior Long-term Debt[1]	Aa2	3 of 21
	Senior Long-term Debt[2]	A2	6 of 21
	Short-term Debt	P-1	1 of 4
	Subordinated Debt	Baa1	8 of 21
	NVCC Subordinated Debt	Baa1 (hyb)	8 of 21
	Preferred Shares	Baa3	10 of 21
	NVCC Preferred Shares	Baa3 (hyb)	10 of 21
Outlook – Under review[3]
Standard & Poor’s	Legacy Senior Long-term Debt[1]	AA-	4 of 21
	Senior Long-term Debt[2]	A	6 of 21
	Short-term Debt	A-1+	1 of 7
	Subordinated Debt	A	6 of 21
	NVCC Subordinated Debt	A-	7 of 21
	Preferred Shares	BBB+	8 of 21
	NVCC Preferred Shares	BBB	9 of 21
Outlook – Stable
Fitch Ratings	Legacy Senior Long-term Debt[1]	AA	3 of 23
	Senior Long-term Debt[2]	AA-	4 of 23
	Short-term Debt	F1+	1 of 8
	Subordinated Debt	A	6 of 23
	NVCC Subordinated Debt	A	6 of 23
	Preferred Shares	-	-
	NVCC Preferred Shares	-	-
Outlook – Stable
DBRS	Legacy Senior Long-term Debt[1]	AA (high)	2 of 26
	Senior Long-term Debt[2]	AA	3 of 26
	Short-term Debt	R-1 (high)	1 of 10
	Subordinated Debt	AA (low)	4 of 26
	NVCC Subordinated Debt	A	6 of 26
	Preferred Shares	Pfd-1 (low)	3 of 16
	NVCC Preferred Shares	Pfd-2 (high)	4 of 16
Outlook – Stable

*	Relative rank of each rating within the organization’s overall classification system.
[1]	Includes senior long-term debt issued prior to September 23, 2018 and senior long-term debt issued on or after September 23, 2018, which is excluded from the Bail-in Regime.
[2]	Includes senior long-term debt issued on or after September 23, 2018 which is subject to conversion under the Bail-in Regime.
[3]	On October 7, 2021, Moody’s placed our long-term senior debt, subordinated debt and preferred share ratings and assessments on review for upgrade. Our short-term debt ratings were affirmed.

A definition of the categories of each rating as at November 30, 2021 has been obtained from the respective rating agency’s website and is outlined in Appendix B, and a more detailed explanation may be obtained from the applicable rating agency.

On July 15, 2021, Fitch Ratings downgraded our rating for legacy senior long-term debt to AA from AA+, downgraded our rating for senior long-term debt to AA- from AA, downgraded our rating for subordinated debt to A from A+ and revised our outlook to stable from negative.

On May 14, 2021, DBRS affirmed our ratings with a stable outlook.

Standard & Poor’s affirmed our ratings with a stable outlook as of July 19, 2021 in a report published on October 7, 2021.

On October 7, 2021, Moody’s placed our long-term senior debt, subordinated debt and preferred share ratings and assessments on review for upgrade. Our short-term debt ratings were affirmed.

Credit ratings, including stability or provisional ratings (collectively, Ratings) are not recommendations to purchase, sell or hold a financial obligation inasmuch as they do not comment on market price or suitability for a particular investor. Ratings may not reflect the potential impact of all risks on the value of securities. In addition, real or anticipated changes in the rating assigned to a security will generally affect the market value of that security. Ratings are determined by the rating agencies based on criteria established from time to time by them and are subject to revision or withdrawal at any time by the rating organization. Each Rating listed in the table above should be evaluated independently of any other Rating applicable to our debt and preferred shares. As is customary, RBC pays rating agencies to assign Ratings for the parent company as well as our subsidiaries, and for certain other services.

Additional information about Ratings is provided under “Transactional/positional risk drivers – Liquidity and funding risk – Credit ratings” on page 84 of our 2021 Management’s Discussion and Analysis, which section is incorporated by reference herein.

MARKET FOR SECURITIES

Trading Price and Volume

The Bank’s common shares are listed on the Toronto Stock Exchange (TSX) in Canada, the New York Stock Exchange (NYSE) in the U.S. and the SIX Swiss Exchange (SIX) in Switzerland. The Bank’s Non-Cumulative First Preferred Shares Series AZ, BB, BD, BF, BH, BI, BJ and BO are listed on the TSX. The Bank’s Depositary Shares (representing interests in the Series C-2 Preferred Shares) are listed on the NYSE.

The following table sets out the price range and trading volumes of the common shares on the TSX and the US Composite for the periods indicated. Prices are based on the reported amounts from the TSX Historical Data Access (TSX HDA) and NYSE Connect.

	Common Shares (TSX)			Common Shares (NYSE)
Month	High ($)	Low ($)	Volume	High (US$)	Low (US$)	Volume
December 2020	108.05	102.74	64,580,865	84.00	79.82	11,733,255
January 2021	108.84	103.22	116,360,965	86.14	80.56	22,961,285
February 2021	113.39	103.57	90,287,241	90.59	80.85	25,358,858
March 2021	117.97	108.51	90,995,952	94.37	85.85	33,121,722
April 2021	118.91	114.91	113,430,434	96.47	91.14	23,314,105
May 2021	126.90	117.36	65,532,014	104.85	95.11	23,735,797
June 2021	128.72	125.51	57,679,562	104.92	100.83	21,716,821
July 2021	129.40	124.08	99,664,100	103.36	98.03	22,247,710
August 2021	134.23	125.21	56,201,579	106.39	99.74	21,594,693
September 2021	130.77	124.38	46,454,018	103.61	96.85	20,557,880
October 2021	133.30	124.88	99,654,956	108.08	98.55	22,300,434
November 1-29, 2021	133.68	128.61	65,145,240	107.00	101.36	26,285,292

The following tables provide the price range and trading volumes of the first preferred shares on the TSX for the periods indicated.4 Prices are based on the reported amounts from the TSX HDA.

4 On May 24, 2021, we redeemed all of our issued and outstanding Non-Cumulative First Preferred Shares Series BK. On August 24, 2021, we redeemed all of our issued and outstanding Non-Cumulative First Preferred Shares Series BM.

	Series AZ			Series BB			Series BD
Month	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume
December 2020	21.09	19.40	461,274	21.35	19.53	652,684	22.49	20.75	630,365
January 2021	21.49	20.73	390,699	21.67	21.00	401,750	22.57	22.00	364,982
February 2021	22.49	21.00	361,661	23.33	21.22	405,434	23.50	22.30	748,960
March 2021	23.11	22.25	988,994	23.55	22.72	348,927	24.68	23.50	749,920
April 2021	23.15	22.58	501,897	23.38	22.73	559,449	24.47	23.50	398,084
May 2021	24.00	23.10	439,232	24.05	23.30	273,659	24.81	24.16	260,333
June 2021	24.21	23.41	533,615	24.59	23.52	225,551	24.94	23.92	164,577
July 2021	23.90	23.28	197,068	23.99	23.63	399,023	24.71	23.88	144,585
August 2021	24.19	23.42	200,479	24.27	23.72	494,994	25.01	24.27	442,170
September 2021	24.29	23.99	297,190	24.41	23.98	195,474	25.12	24.70	437,186
October 2021	24.68	24.13	329,898	24.73	24.02	600,686	25.21	24.84	303,457
November 1-29, 2021	24.70	26.36	291,126	24.73	24.40	465,602	25.04	24.81	406,012

	Series BF			Series BH			Series BI
Month	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume
December 2020	21.84	19.75	541,326	26.44	26.03	159,410	26.35	26.01	48,879
January 2021	22.04	21.35	691,151	26.97	26.15	209,768	26.55	26.08	70,170
February 2021	22.52	21.54	49,865	26.30	25.85	49,253	26.25	25.78	58,886
March 2021	23.98	22.30	209,277	25.88	25.20	27,666	25.85	25.30	47,449
April 2021	23.98	23.07	90,164	25.70	25.35	45,185	25.75	25.33	87,191
May 2021	24.34	23.56	189,708	26.36	25.48	42,556	26.38	25.54	59,155
June 2021	24.46	23.52	125,235	26.53	26.19	23,778	26.44	26.16	55,077
July 2021	24.15	23.70	122,435	26.46	26.00	37,672	26.41	26.06	48,195
August 2021	24.91	24.00	183,219	26.53	26.05	24,290	26.40	26.04	33,401
September 2021	24.90	24.25	73,054	26.66	26.27	55,146	26.80	26.25	90,167
October 2021	24.90	24.52	64,165	26.92	26.00	23,316	26.80	26.03	37,542
November 1-29, 2021	24.79	24.43	61,687	26.20	25.75	54,290	26.25	25.69	68,076

	Series BJ			Series BK			Series BM
Month	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume
December 2020	26.69	26.18	72,114	25.56	25.36	617,755	25.72	25.55	339,789
January 2021	26.66	26.38	279,476	25.50	25.07	344,632	25.79	25.40	130,951
February 2021	26.45	26.04	62,310	25.28	25.15	329,215	25.54	25.31	296,915
March 2021	26.36	25.81	64,334	25.38	25.21	775,886	25.58	25.41	360,353
April 2021	26.45	26.10	484,542	25.41	24.95	628,700	25.63	25.17	808,756
May 2021	26.85	26.16	103,832	25.06	24.99	291,814	25.35	25.23	238,140
June 2021	27.00	26.80	79,530	-	-	-	25.40	25.28	388,247
July 2021	26.95	26.36	22,082	-	-	-	25.35	24.98	872,884
August 2021	27.27	26.31	56,689	-	-	-	25.00	24.99	204,744
September 2021	27.42	26.81	104,170	-	-	-	-	-	-
October 2021	27.30	25.91	119,226	-	-	-	-	-	-
November 1-29, 2021	26.75	26.38	18,739	-	-	-	-	-	-

	Series BO
Month	High ($)	Low ($)	Volume
December 2020	22.50	21.38	441,398
January 2021	23.61	22.40	258,479
February 2021	24.01	22.94	233,211
March 2021	24.76	23.90	415,640
April 2021	24.60	24.05	409,340
May 2021	25.30	24.74	399,778
June 2021	25.60	25.10	299,381
July 2021	25.50	25.00	188,403
August 2021	25.98	25.98	181,433
September 2021	26.04	25.58	161,654
October 2021	25.90	25.25	162,860
November 1-29, 2021	25.55	25.20	165,455

The following table provides the price range and trading volumes of the Depositary Shares on the NYSE for the period indicated. Prices are based on the reported amounts from NYSE Connect.

	Series C-2
Month	High (US$)	Low (US$)	Volume
December 2020	29.35	28.50	10,672
January 2021	29.59	27.56	11,347
February 2021	29.07	28.21	9,990
March 2021	29.40	28.65	16,140
April 2021	29.00	28.54	7,722
May 2021	29.00	28.36	7,307
June 2021	28.93	28.50	6,858
July 2021	30.00	28.60	14,672
August 2021	29.13	27.70	39,464
September 2021	28.69	27.78	17,711
October 2021	28.68	27.62	8,333
November 1-29, 2021	28.31	27.90	2,986

DIVIDENDS

The Bank has had an uninterrupted history of paying dividends on its common shares and on each of its outstanding series of first preferred shares. Information about the Bank’s dividends paid or payable per share on the common shares and each outstanding series of first preferred shares in each of the two most recently completed years appears under the heading “Selected capital management activity” in the “Capital management” section beginning on page 106 of our 2021 Management’s Discussion and Analysis, which section is incorporated by reference herein. Information about restrictions on the payment of dividends appears under the heading “Restrictions on the payment of dividends” in Note 19 “Equity” on page 208 of our 2021 Annual Consolidated Financial Statements, which note is incorporated by reference herein.

On March 13, 2020, in response to the disruption related to the COVID-19 pandemic, OSFI announced its expectation that all banks should not increase their dividend payments. OSFI lifted this restriction on November 4, 2021.

The declaration amount and payment of future dividends will be subject to the discretion of the Bank’s board of directors, and will be dependent upon the Bank’s results of operations, financial condition, cash requirements and future regulatory restrictions on the payment of dividends and other factors deemed relevant by the board of directors.

Information about our dividends and our dividend payout ratio (common share dividends as a percentage of net income less preferred share dividends) is provided under the heading “Selected capital management activity” in the “Capital management” section beginning on page 106 of our 2021 Management’s Discussion and Analysis and in Note 19 “Equity” beginning on page 205 of our 2021 Annual Consolidated Financial Statements, which section and note are incorporated by reference herein.

SECURITIES SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER

In connection with each issuance of LRCNs, the Bank also concurrently issues first preferred shares. These LRCN Preferred Shares are held in the Limited Recourse Trust. Pursuant to the Amended and Restated Declaration of Trust for the Limited Recourse Trust and the share provisions for the LRCN Preferred Shares, the Trustee of the Limited Recourse Trust will only deliver the LRCN Preferred Shares to holders of LRCNs under certain prescribed circumstances further described herein under “Description of Capital Structure – Preferred Shares”.

Securities Subject to Contractual Restriction on Transfer as at November 30, 2021

Designation of Class	Number of Securities that are Subject to a Contractual Restriction on Transfer	Percentage of Class
First Preferred Shares	1,750,000 Non-Cumulative First Preferred Shares Series BQ 1,250,000 Non-Cumulative First Preferred Shares Series BR 1,000,000 Non-Cumulative First Preferred Shares Series BS	3.55%

DIRECTORS AND EXECUTIVE OFFICERS

Directors

The following are the Bank’s directors as at November 30, 2021:

Name and Year Elected	Province/State and Country of Residence	Occupation
Andrew A. Chisholm (2016)	Ontario, CAN	Corporate Director
Jacynthe Côté (2014)	Quebec, CAN	Corporate Director
Toos N. Daruvala (2015)	New York, U.S.A.	Corporate Director
David F. Denison (2012)	Ontario, CAN	Chair of the Board, Element Fleet Management Corp.
Cynthia Devine (2020)	Ontario, CAN	Chief Financial Officer, Maple Leaf Sports and Entertainment
Roberta L. Jamieson (2021)	Ontario, CAN	Corporate Director

Name and Year Elected	Province/State and Country of Residence	Occupation
David I. McKay (2014)	Ontario, CAN	President and Chief Executive Officer, Royal Bank of Canada
Kathleen P. Taylor (2001)	Ontario, CAN	Chair of the Board, Royal Bank of Canada
Maryann Turcke (2020)	Ontario, CAN	Senior Advisor, Brookfield Infrastructure Partners L.P.
Thierry Vandal (2015)	New York, U.S.A.	President, Axium Infrastructure US Inc.
Bridget A. van Kralingen (2011)	New Jersey, U.S.A.	Senior Vice-President, Special Projects, IBM Corporation
Frank Vettese (2019)	Ontario, CAN	Corporate Director
Jeffery W. Yabuki (2017)	Nevada, U.S.A.	Chairman, Sportradar AG

Directors are elected annually and hold office until the next annual meeting of shareholders. Since November 1, 2016, the directors have held the principal occupations described above, except for the following:

Mr. Toos N. Daruvala was Co-Chief Executive Officer, MIO Partners, Inc. from November 2016 through March 2021.

Ms. Cynthia Devine was Executive Vice President, Chief Financial Officer and Corporate Secretary, RioCan Real Estate Investment Trust from March 2015 through March 2017.

Ms. Roberta L. Jamieson was President and Chief Executive Officer of Indspire (a Canadian Indigenous charity that invests in the education of First Nations, Inuit and Métis people) from November 2004 through December 2020.

Ms. Maryann Turcke was Chief Operating Officer, National Football League from January 2018 through September 2020, President, NFL Network, Digital Media, IT and Films, National Football League from April 2017 through January 2018 and President, Bell Media from April 2015 through February 2017.

Ms. Bridget van Kralingen served in a variety of leadership positions since joining IBM Corporation in 2004 until her retirement as Senior Vice-President of Global Markets in July 2021, including Senior Vice-President of Global Industries, Platform and Blockchain, Senior Vice-President of IBM Global Business Services and General Manager of IBM North America.

Mr. Frank Vettese was Managing Partner and Chief Executive, Deloitte Canada from 2012 through June 2019.

Mr. Jeffery W. Yabuki was Executive Chairman, Fiserv, Inc. from June through December 2020 and Chief Executive Officer, Fiserv, Inc. from 2005 through June 2020.

Committees of the Board

Audit Committee: F. Vettese (Chair), C. Devine, M. Turcke, B.A. van Kralingen and J.W. Yabuki.

Risk Committee: T.N. Daruvala (Chair), A.A. Chisholm, J. Côté, D.F. Denison, R.L. Jamieson and T. Vandal.

Governance Committee: J. Côté (Chair), A.A. Chisholm, D. Denison, C. Devine, R.L. Jamieson and J.W. Yabuki.

Human Resources Committee: T. Vandal (Chair), T.N. Daruvala, M. Turcke, B.A. van Kralingen and F. Vettese.

Executive Officers

The following are the Bank’s executive officers as at November 30, 2021:

Name	Province/State and Country of Residence	Title

Nadine Ahn	Ontario, CAN	Chief Financial Officer

Maria Douvas	New York, U.S.A.	Chief Legal Officer

Helena Gottschling	Ontario, CAN	Chief Human Resources Officer

Douglas Guzman	Ontario, CAN	Group Head, RBC Wealth Management, RBC Insurance and RBC Investor & Treasury Services

Graeme Hepworth	Ontario, CAN	Chief Risk Officer

Christoph Knoess	New York, U.S.A.	Chief Administrative & Strategy Officer

David I. McKay	Ontario, CAN	President & Chief Executive Officer

Neil McLaughlin	Ontario, CAN	Group Head, Personal & Commercial Banking

Derek Neldner	Ontario, CAN	CEO and Group Head, RBC Capital Markets

Bruce Ross	Ontario, CAN	Group Head, Technology and Operations

Since November 1, 2016, the executive officers have held the positions described below:

Ms. Nadine Ahn was appointed to Group Executive in her role as Chief Financial Officer effective November 1, 2021. Prior to her current role, Ms. Ahn was Senior Vice President, Wholesale Finance & Investor Relations since March 2019, Senior Vice President, CFO Wholesale Finance since June 2016 and VP & Controller, Global Head of Financial Control, Capital Markets Finance since 2014.

Ms. Maria Douvas was appointed to the Group Executive in her role as Chief Legal Officer effective September 17, 2021. Prior to her current role, Ms. Douvas was Executive Vice President and General Counsel since February 2021, Senior Vice President, U.S. General Counsel and Global Head of Litigation since September 2018 and Vice President and Global Head of Litigation and Employment Law since April 2016.

Ms. Helena Gottschling was appointed to Group Executive in her role as Chief Human Resources Officer effective June 1, 2017. Prior to her current role, Ms. Gottschling was Senior Vice President, Human Resources since January 2008.

Mr. Douglas Guzman was appointed to Group Executive in his role as Group Head, Wealth Management & Insurance effective November 1, 2015 and assumed leadership of Investor & Treasury Services effective November 1, 2019. Prior to his current role, Mr. Guzman was Managing Director and Head Global Investment Banking, Capital Markets since 2006.

Mr. Graeme Hepworth was appointed to Group Executive in his role as Chief Risk Officer of Royal Bank of Canada effective April 9, 2018. Prior to his current role, Mr. Hepworth was Executive Vice President, Group Risk Management, Retail and Commercial Risk since 2017, Senior Vice President, Group Risk Management, Personal & Commercial Banking since 2015.

Mr. Christoph Knoess was appointed to the Group Executive in his role as Chief Administrative Officer effective December 2, 2019. Prior to joining RBC, Mr. Knoess was a Partner in Digital, Technology and Organizational Agility in Banking at McKinsey & Company since 2017 and prior to that he was a Partner and Global Head of the Digital, Technology and Analytics Practice at Oliver Wyman since 2008.

Mr. David I. McKay was appointed President of Royal Bank of Canada effective in February 2014 and Chief Executive Officer effective in August 2014. Mr. McKay was appointed to Group Executive in his role as Group Head, Canadian Banking in April 2008 and was appointed Group Head, Personal & Commercial Banking effective October 31, 2012.

Mr. Neil McLaughlin was appointed to Group Executive in his role as Group Head, Personal & Commercial Banking effective May 2017. In September 2021, Mr. McLaughlin also assumed responsibility for RBC Ventures. Prior to his current role, Mr. McLaughlin was Executive Vice President, Business Financial Services, Personal & Commercial Banking since October 2014.

Mr. Derek Neldner was appointed to the Group Executive in his role as Group Head and CEO, Capital Markets effective November 1, 2019. Prior to his current role, Mr. Neldner was Global Head of Investment Banking since June 2018, and Head, Canadian and Asia Pacific Banking since June 2014.

Mr. Bruce Ross was appointed to Group Executive in his role as Group Head, Technology and Operations effective in January 2014. Prior to joining RBC, Mr. Ross was with IBM, holding a series of progressively more senior positions.

Ownership of Securities

To our knowledge, as at October 31, 2021, the directors and executive officers, as a group, beneficially own or exercise control or direction over less than one per cent (1%) of our common and preferred shares. None of our directors or executive officers holds shares of our subsidiaries except where required for qualification as a director of a subsidiary.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

To the best of our knowledge, no director or executive officer,

(a)

is, as at November 30, 2021 or has been, within the 10 years before, a director, chief executive officer or chief financial officer of any company (including our company), that while that person was acting in that capacity,

(i)

was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under Canadian securities legislation,[5] for a period of more than 30 consecutive days, or

5 National Instrument 14-101 restricts the meaning of “securities legislation” to Canadian provincial and territorial legislation and “securities regulatory authority” to Canadian provincial and territorial securities regulatory authorities.

(ii)

was subject to an event that resulted, after the director or executive officer ceased to be a director, chief executive officer or chief financial officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under Canadian securities legislation,[6] for a period of more than 30 consecutive days, or

(b)

is, as at November 30, 2021 or has been, within the 10 years before, a director or executive officer of any company (including our company), that while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, or

(c)

has, within the 10 years before November 30, 2021, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director or executive officer.

To the best of our knowledge, none of our directors or executive officers have been subject to (a) any penalties or sanctions imposed by a court relating to Canadian securities legislation6 or by a Canadian securities regulatory authority6 or has entered into a settlement agreement with a Canadian securities regulatory authority,6 or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Conflicts of Interest

To the best of our knowledge, no director or executive officer has an existing or potential material conflict of interest with us or any of our subsidiaries.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

In the ordinary course of our business, we are routinely involved in or parties to various ongoing, pending and threatened legal actions and proceedings.

A description of certain legal proceedings to which we are a party appears in Note 24 “Legal and regulatory matters” beginning on page 215 of our 2021 Annual Consolidated Financial Statements, which note is incorporated by reference herein.

Since October 31, 2020, (a) there have been no penalties or sanctions imposed against us by a court relating to Canadian securities legislation6 or by a Canadian securities regulatory authority6 which are individually or in the aggregate material to the Bank, (b) there have been no other penalties or sanctions imposed by a court or regulatory body against us that would likely be considered important to a reasonable investor in making an investment decision, and (c) we have not entered into any settlement agreements with a court relating to Canadian securities legislation6 or with a Canadian securities regulatory authority6.

6 National Instrument 14-101 restricts the meaning of “securities legislation” to Canadian provincial and territorial legislation and “securities regulatory authority” to Canadian provincial and territorial securities regulatory authorities.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

To the best of our knowledge, there were no directors or executive officers or any associate or affiliate of a director or executive officer with a material interest in any transaction within the three most recently completed financial years or during the current financial year that has materially affected us or is reasonably expected to materially affect us.

TRANSFER AGENT AND REGISTRAR

For Canada, Computershare Trust Company of Canada is the transfer agent and registrar for our common shares and our preferred shares. Their principal offices are in the cities of: Montreal, QC; Toronto, ON; Calgary, AB and Vancouver, BC. In the U.S., Computershare Trust Company, N.A. is the co-transfer agent located in Canton, Massachusetts, Jersey City, New Jersey and Louisville, Kentucky. In the U.K., Computershare Services PLC is the co-transfer agent located in Bristol, England.

EXPERTS

PricewaterhouseCoopers LLP (PwC), Chartered Professional Accountants, Licensed Public Accountants, audited our Annual Consolidated Financial Statements, which comprise the consolidated balance sheets as of October 31, 2021 and October 31, 2020 and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for the years then ended, including the related notes and the effectiveness of our internal control over financial reporting as of October 31, 2021. PwC has advised that they are independent with respect to the Bank within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and the rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States).

AUDIT COMMITTEE

Audit Committee Mandate

The mandate of the Audit Committee is attached as Appendix C to this Annual Information Form.

Composition of Audit Committee

The Audit Committee consists of Frank Vettese (Chair), Cynthia Devine, Maryann Turcke, Bridget A. van Kralingen and Jeffery W. Yabuki. The board has determined that each member of the Audit Committee is independent under our Director Independence Policy, which incorporates the independence standards under applicable Canadian and U.S. laws and regulations and none receives, directly or indirectly, any compensation from us other than ordinary course compensation for service as a member of the board of directors and its committees or of a board of directors of one or more of our subsidiaries. All members of the Audit Committee are financially literate within the meaning of National Instrument 52-110 – Audit Committees and of the Corporate Governance Standards of the NYSE. In considering the criteria for determining financial literacy, the board of directors looks at the ability of a director to read and understand a balance sheet, an income statement and a cash flow statement of a financial institution. The board has determined that each of Frank Vettese, Cynthia Devine and Jeffery W. Yabuki qualifies as an “audit committee financial expert” as defined by the SEC.

Relevant Education and Experience of Audit Committee Members

In addition to each member’s general business experience, the education and experience of each Audit Committee member that is relevant to the performance of his or her responsibilities as an Audit Committee member is as follows:

Frank Vettese, B.B.A., FCA, earned his Bachelor of Business Administration from the Schulich School of Business and is a Chartered Accountant and a fellow of the Canadian Institute of Chartered Accountants. Mr. Vettese was Managing Partner and Chief Executive of Deloitte Canada from 2012 to June 2019. Mr. Vettese has been a member of the Audit Committee since July 2019.

Cynthia Devine, FCPA, FCA, HBA, earned her Honors Business Administration degree from Western University. Ms. Devine became a Fellow of the Institute of Chartered Accountants of Ontario in 2011. Ms. Devine is Chief Financial Officer of Maple Leaf Sports & Entertainment, and from 2003 to 2014 served as Chief Financial Officer of Tim Hortons Inc., and from 2015 to 2017 served as Executive Vice President, Chief Financial Officer and Corporate Secretary of RioCan Real Estate Investment Trust. Ms. Devine serves as a director and Audit Committee Chair for Empire Company Limited/Sobeys Inc. Ms. Devine has been a member of our Audit Committee since July 2020.

Maryann Turcke, B.S., M.S., M.B.A, earned her Bachelor of Science in Civil Engineering degree from Queen’s University, her Master of Science in Engineering degree from the University of Toronto and her Master of Business Administration from Queen’s University. Ms. Turcke was Chief Operating Officer of the National Football League from 2018 to 2020, President, NFL Network, Digital Media, IT and Films from 2017 to 2018 and President of Bell Media from 2014 to 2017. Ms. Turcke is Senior Advisor of Brookfield Infrastructure Partners. Ms. Turcke has been a member of our Audit Committee since January 2020.

Bridget A. van Kralingen, M.C., B.C., earned her Bachelor of Commerce from the University of the Witwatersrand, South Africa, her Master of Commerce in Industrial and Organisational Psychology from the University of South Africa, and her honours degree in commerce from the University of Johannesburg. Ms. van Kralingen is Senior Vice-President, Special Projects of IBM Corporation. Ms. van Kralingen held various senior positions at IBM Corporation from 2004 to 2021, including Senior Vice-President, Global Markets and Senior Vice-President, Global Business Services. Ms. van Kralingen was Managing Partner at Deloitte Consulting, US from 2001 to 2004. Ms. van Kralingen is a member of the boards of the New York Historical Society and the Partnership for New York City. Ms. van Kralingen has been a member of our Audit Committee since August 2021.

Jeffery W. Yabuki, B.S., earned his Bachelor of Science in Business Administration and Accounting from California State University, Los Angeles, and was previously licensed as a Certified Public Accountant. Mr. Yabuki is the Chairman of Sportradar AG. Mr. Yabuki was President and Chief Executive Officer of Fiserv, Inc. from 2005 to 2019, Chairman and Chief Executive Officer until 2020, and Executive Chairman until 2020. Mr. Yabuki held various senior positions at H&R Block, Inc. from 1999 to 2005, including the position of Executive Vice President and Chief Operating Officer. Mr. Yabuki has been a member of our Audit Committee since October 2017.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires pre-approval by the Audit Committee of audit services and other services within permissible categories of non-audit services. The policy prohibits us from engaging the auditor for “prohibited” categories of non-audit services. A copy of our Pre-Approval Policies and Procedures can be found in Appendix D.

Independent Registered Public Accounting Firm Fees

Following a tender process, PwC was appointed our auditor by the Board of Directors on January 29, 2016, which appointment was approved by the Bank’s shareholders at the Annual and Special Meeting of Common Shareholders held on April 6, 2016. Fees relating to the years ended October 31, 2021 and October 31, 2020 to PwC and its affiliates, including the nature of each category of fees, are detailed below.

	Year ended October 31, 2021 ($Millions)			Year ended October 31, 2020 ($Millions)
	Bank and Subsidiaries	Mutual Funds(1)	Total	Bank and Subsidiaries	Mutual Funds(1)	Total
Audit fees	38.5	2.5	41.0	38.6	2.4	41.0
Audit-related fees	8.1	-	8.1	8.4	-	8.4
Tax fees	-	0.3	0.3	0.1	0.3	0.4
All other fees	0.6	0.6	1.2	0.5	0.5	1.0
Total fees	47.2	3.4	50.6	47.6	3.2	50.8

(1) The Mutual Funds category includes fees paid for professional services provided by PwC for certain mutual funds managed by subsidiaries of the Bank. In addition to other administrative costs, the subsidiaries are responsible for the auditors’ fees for professional services rendered in connection with the annual audit, statutory and regulatory filings and other services for the Mutual Funds in return for a fixed administration fee.

Audit Fees

Audit fees were paid for professional services rendered by the auditor for the integrated audit of the Annual Consolidated Financial Statements of the Bank, including its audit of the effectiveness of our internal control over financial reporting, and any financial statement audits of our subsidiaries. In addition, audit fees were paid for services that generally only the Bank’s independent auditor reasonably can provide, which includes services provided in connection with statutory and regulatory filings, including those related to prospectuses and other offering documents.

Audit-Related Fees

Audit-related fees were paid for assurance and related services that are reasonably related to the performance of the audit or review of our Annual Consolidated Financial Statements and are not reported under the audit fees item above. These services consisted of:

•	special attest services traditionally performed by the Bank’s independent auditor not required by statute or regulation;
•	reporting on the effectiveness of internal controls as required by contract or for business reasons;
•	the audits of the financial statements of our various pension plans;
•	the audits of various trusts and limited partnerships; and
•	financial and reporting standards advice.

Tax Fees

Tax fees were paid for tax compliance services including preparation of tax returns for certain mutual funds managed by subsidiaries of the bank and a subscription for services to provide specific tax data and information to complete routine tax schedules and calculations for clients.

All Other Fees

These services consist of French translation of financial statements and related continuous disclosure and other public documents containing financial information for us and certain of our subsidiaries, regulatory compliance services as well as accounting and other research publications.

ADDITIONAL INFORMATION

Additional information, including directors’ and officers’ remuneration and indebtedness, principal holders of our securities, and securities authorized for issuance under equity compensation plans, where applicable, is contained in the Bank’s Management Proxy Circular for the most recent annual meeting of shareholders. Additional financial information is provided in our Annual Consolidated Financial Statements and Management’s Discussion and Analysis which are included in our 2021 Annual Report.

Copies of this Annual Information Form, our 2021 Annual Report and Management Proxy Circular in respect of the most recent annual meeting of shareholders may be obtained from Investor Relations at 200 Bay Street, South Tower, Toronto, Ontario, M5J 2J5 (416-955-7802).

This Annual Information Form, the Annual Consolidated Financial Statements and Management’s Discussion and Analysis for the year ended October 31, 2021, as well as additional information about us may be found on our website at rbc.com, on SEDAR, the Canadian Securities Administrators’ website, at sedar.com, and on the EDGAR section of the SEC’s website at sec.gov.

Information contained in or otherwise accessible through the websites mentioned in this Annual Information Form does not form a part of this Annual Information Form. All references in this Annual Information Form to websites are inactive textual references and are for your information only.

TRADEMARKS

Trademarks used in this Annual Information Form include the LION & GLOBE Symbol, ROYAL BANK OF CANADA and RBC, which are trademarks of Royal Bank of Canada used by Royal Bank of Canada and/or by its subsidiaries under license. All other trademarks mentioned in this Annual Information Form, which are not the property of Royal Bank of Canada, are owned by their respective holders.

APPENDIX A – PRINCIPAL SUBSIDIARIES

(Millions of Canadian dollars)		As at October 31, 2021

Principal subsidiaries (1)	Principal office address (2)	Carrying value of voting shares owned by the Bank (3)

Royal Bank Holding Inc.	Toronto, Ontario, Canada	$69,976
RBC Direct Investing Inc.	Toronto, Ontario, Canada
RBC Insurance Holdings Inc.	Mississauga, Ontario, Canada
RBC Life Insurance Company	Mississauga, Ontario, Canada
R.B.C. Holdings (Bahamas) Limited	Nassau, New Providence, Bahamas
RBC Caribbean Investments Limited	George Town, Grand Cayman, Cayman Islands
Royal Bank of Canada Insurance Company Ltd.	Camana Bay, Grand Cayman, Cayman Islands
Investment Holdings (Cayman) Limited	George Town, Grand Cayman, Cayman Islands
RBC (Barbados) Funding Ltd.	St. Michael, Barbados
Capital Funding Alberta Limited	Calgary, Alberta, Canada
RBC Global Asset Management Inc.	Toronto, Ontario, Canada
RBC Investor Services Trust	Toronto, Ontario, Canada
RBC Investor Services Bank S.A.	Esch-sur-Alzette, Luxembourg
RBC (Barbados) Trading Bank Corporation	St. James, Barbados

RBC U.S. Group Holdings LLC (2)	Toronto, Ontario, Canada	23,691
RBC USA Holdco Corporation (2)	New York, New York, U.S.
RBC Capital Markets, LLC (2)	New York, New York, U.S.
City National Bank	Los Angeles, California, U.S.

RBC Dominion Securities Limited	Toronto, Ontario, Canada	12,223
RBC Dominion Securities Inc.	Toronto, Ontario, Canada

Royal Bank Mortgage Corporation	Toronto, Ontario, Canada	5,059

RBC Europe Limited	London, England	2,851

The Royal Trust Company	Montreal, Quebec, Canada	1,090

Royal Trust Corporation of Canada	Toronto, Ontario, Canada	422

(1) The Bank directly or indirectly controls each subsidiary.

(2) Each subsidiary is incorporated or organized under the laws of the state or country in which the principal office is situated, except for RBC U.S. Group Holdings LLC and RBC USA Holdco Corporation which are incorporated under the laws of the State of Delaware, U.S. and RBC Capital Markets, LLC, which is organized under the laws of the State of Minnesota, U.S.

(3) The carrying value of voting shares is stated as the Bank’s equity in such investments.

APPENDIX B – EXPLANATION OF RATINGS AND OUTLOOK

Institution	Rating	Outlook
Moody’s

●   Obligations rated ‘Aa’ are judged to be of high quality and are subject to very low credit risk.

●   Obligations rated ‘A’ are considered upper medium-grade and are subject to low credit risk.

●   Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess speculative characteristics.

●   Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates amid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

●   Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.

●   Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

A Moody’s rating outlook is an opinion regarding the likely rating direction over the medium term.
Standard & Poor’s

●   An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

●   An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

●   An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

●   Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

●   A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong. A short term obligation rated ‘A-1+’ has extremely strong capacity to meet its financial commitments.

An S&P Global Ratings outlook assesses the potential direction of a long-term credit rating over the intermediate term, which is generally up to two years for investment grade and generally up to one year for speculative grade.

Institution	Rating	Outlook
Fitch

●   ‘AA’ ratings indicate very high credit quality and denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

●   ‘A’ ratings indicate high credit quality and denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

●   The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories.

●   ‘F1’ (Highest Short-Term Credit Quality) ratings indicate the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

Outlooks indicate the direction a rating is likely to move over a one- to two-year period. They reflect financial or other trends that have not yet reached or been sustained the level that would cause a rating action, but which may do so if such trends continue.

DBRS

●   An obligation rated ‘AA’ is of superior credit quality. The capacity for the payment of financial obligations is considered high. Credit quality differs from AAA only to a small degree. Unlikely to be significantly vulnerable to future events.

●   An obligation rated ‘A’ is of good credit quality. The capacity for the payment of financial obligations is substantial, but of lesser credit quality than AA. May be vulnerable to future events, but qualifying negative factors are considered manageable.

●   All long term obligation rating categories other than AAA and D also contain subcategories (high) and (low). The absence of either a (high) or (low) designation indicates the rating is in the middle of the category.

●   R-1 (high) ratings indicate the highest credit quality. The capacity for the payment of short-term financial obligations as they fall due is exceptionally high. Unlikely to be adversely affected by future events.

●   Preferred shares rated Pfd-1 are generally of superior credit quality and are supported by entities with strong earnings and balance sheet characteristics. Pfd-1 ratings generally correspond with issuers with a AAA or AA category reference point.

●   Preferred shares rated Pfd-2 are generally of good credit quality. Protection of dividends and principal is still substantial, but earnings, the balance sheet and coverage ratios are not as strong as Pfd-1 rated companies. Generally, Pfd-2 ratings correspond with issuers with an A category or higher reference point.

Rating Trends provide guidance in respect of DBRS Morningstar’s opinion regarding the outlook for a rating. The Rating Trend indicates the direction in which DBRS Morningstar considers the rating may move if present circumstances continue, or in certain cases as it relates to the Corporate Finance sector, unless challenges are addressed by the issuer.

WHAT THE RATINGS ADDRESS:

Short-term and Long-term Senior Debt

Short-term and long-term senior debt credit ratings are the current opinion of the rating agency on creditworthiness of an obligor with respect to fixed-income obligations whose original maturity is of a short and medium to long-term nature, respectively. They address the possibility that a financial obligation will not be honoured as promised and reflect both the likelihood of default and any financial loss suffered in the event of default.

Subordinated Debt

Subordinated debt credit ratings are the current opinion of the rating agency on creditworthiness of an obligor with respect to a specific financial obligation and a specific class of financial obligation for a specific financial program. Ratings take into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated.

Preferred Stock

Preferred stock ratings address the issuer’s capacity and willingness to pay dividends and principal, in case of limited life, on a timely basis. They address the likelihood of timely payment of dividends, notwithstanding the legal ability to pass on or defer a dividend payment.

Rating Outlook

Rating Outlook assesses the potential direction of a credit rating over the intermediate to longer term. In determining a Rating Outlook consideration is given to any changes in the economic and fundamental business conditions. An Outlook is not necessarily a precursor of a rating change.

APPENDIX C – AUDIT COMMITTEE MANDATE

ROYAL BANK OF CANADA

(the Bank)

May 26, 2021

AUDIT COMMITTEE MANDATE

A.	PURPOSE AND DUTIES OF THE COMMITTEE

1.	General Purpose

The Committee is responsible for assisting the Bank’s board of directors (the Board) in its oversight of (i) the integrity of the Bank’s financial statements; (ii) the qualifications, performance and independence of the external auditors; (iii) the performance of the Bank’s internal audit function; (iv) internal controls; and (v) compliance with legal and regulatory requirements.

2.	Financial Statements and other Documents

The Committee will regularly review and discuss the following:

a)

prior to review and approval by the Board, the Bank’s annual statement which includes its annual consolidated financial statements, its quarterly financial statements, and related management’s discussion and analysis;

b)

earnings releases on interim and annual results, the annual information form, the annual report and other financial information, earnings guidance and presentations provided to analysts, rating agencies and the public;

c)	such other periodic disclosure documents as requested by regulators or that may be required by law;

d)	investments and transactions brought to the Committee’s attention that could adversely affect the Bank’s well-being;

e)	prospectuses relating to the issuance of securities of the Bank;

f)	representations provided by management to the auditors, where appropriate;

g)	reports on any litigation matters which could significantly affect the Bank;

h)	tax matters that are material to the financial statements;

i)	reports from the Chief Compliance Officer (the CCO) on regulatory compliance matters, and from the Chief Anti-Money Laundering Officer (the CAMLO) on anti-money laundering matters; and

j)

other reports as required to be communicated by the auditors by the Canadian Public Accountability Board, the Office of the Superintendent of Financial Institutions, and the U.S. Public Company Accounting Oversight Board.

Moreover, the Committee will ensure that adequate procedures are in place for the review of the Bank’s public disclosure of financial information derived from the Bank’s financial statements, and will periodically assess the adequacy of these procedures.

3.	External Auditor

Subject to the shareholders’ powers conferred by the Bank Act, the Committee will recommend the appointment (or revocation thereof) of any registered public accounting firm (including the external auditor) engaged to prepare or issue an audit report or to perform other audit, review or attest services. The Committee will fix the remuneration and oversee the work of these accounting firms, including the resolution of disagreements with management regarding financial reporting. Such accounting firms will report directly to the Committee.

Moreover, as part of its oversight of the external auditor the Committee will:

a)

meet with the external auditor to review and discuss the annual audit plan, the results of the audit, the auditor’s report with respect to the annual statement, and all other reports, returns and transactions as required by applicable laws;

b)

approve all audit engagement fees and terms, as well as the terms of any permitted non-audit services to be provided by the external auditor to the Bank, with such approvals to be given specifically or pursuant to preapproval policies and procedures adopted by the Committee in accordance with applicable laws;

c)	review any concerns that may be brought forward by the external auditor, including any difficulties they may encounter in conducting their audit, as well as management’s response to such concerns;

d)	review material correspondence between the external auditor and management relating to audit findings;

e)

taking into account the opinions of management and the Bank’s internal auditor, annually assess the external auditor’s qualifications and performance, including relevant experience, geographical reach, professional scepticism, quality of services and communications, and independence and objectivity;

f)	review formal written statements delineating all relationships between the external auditor and the Bank that may impact its independence and objectivity;

g)	annually assess the risk of the external auditor withdrawing from the audit;

h)	discuss with the external auditor and with management the annual audited financial statements and quarterly financial statements, as well as related management’s discussion and analysis;

i)	review hiring policies concerning partners, employees and former partners and employees of the present and former external auditors;

j)

review and evaluate the qualifications, performance and independence of the external auditor’s lead partner and discuss the timing and process for implementing the rotation of the lead audit partner, the concurring audit partners and any other active audit engagement team partner;

k)

on a periodic basis, perform a comprehensive review of the performance of the External Auditor over multiple years to assess the audit firm, its independence and application of professional skepticism; and

l)

at least annually, obtain and review a report by the external auditor describing: (i) the external auditor’s internal quality- control procedures; (ii) the external auditor’s internal procedures to ensure independence; and (iii) any material issues raised by the most recent internal quality-control review or peer review of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditor, and any steps taken to deal with any such issues.

4.	Oversight of Independent Control Functions

The Committee will oversee the finance, compliance, anti-money laundering and internal audit functions, having regard to their independence from the businesses whose activities they review. The Committee will review and approve the appointment or removal of each of the Chief Financial Officer (the CFO), the CCO, the CAMLO, and the Chief Audit Executive (the CAE), as well as their respective mandates and the mandates or charters of their respective functions. The Committee will approve each of the functions’ organizational structures, budgets and resources. Every year the Committee will assess the performance of each of the CFO, CCO, CAMLO and CAE and the effectiveness their respective functions. It will also periodically review independent assessments of each of these functions. Moreover, it will annually review and approve the internal audit function’s overall risk methodology.

5.	Internal Control

The Committee will assist in the oversight of internal control by engaging in the following activities:

a)	requiring management to implement and maintain appropriate systems of internal control, including internal controls over financial reporting and for the prevention and detection of fraud and error;

b)	evaluating and approving systems of internal control and meeting regularly with the CAE and with management to assess the adequacy and effectiveness of these systems;

c)	receiving reasonable assurances on a regular basis from management that the organization is in control;

d)

reviewing reports from the Chief Executive Officer (the CEO) and the CFO regarding any significant deficiency or material weakness in the design or operation of internal controls over financial reporting and the detection of fraud involving management or other employees who have a significant role in the Bank’s internal control over financial reporting;

e)	reviewing and approving the Bank’s disclosure policy and reviewing reports on the effectiveness of the Bank’s disclosure controls and procedures;

f)

reviewing the process relating to the CEO and CFO’s certifications on the design and effectiveness of the Bank’s disclosure controls and procedures and internal control over financial reporting, and the integrity of the Bank’s quarterly and annual financial statements.

6.	Internal Auditor

The Committee will regularly meet with the CAE to review and approve the annual internal audit plan and review internal audit activities. The Committee will review and discuss with the CAE issues reported to management by the internal audit function and management’s responses and/or corrective actions. The Committee will also evaluate the status of identified control weaknesses, as well as the adequacy and degree of compliance with the Bank’s systems of internal control. Other issues that the Committee may review with the CAE include audit scope, information access, resource limitations or any other difficulties encountered by the internal audit function.

7.	Capital Management

The Committee will review capital transactions and may designate and authorize the issue of (i) First Preferred Shares and (ii) securities qualifying as additional Tier 1 capital under capital adequacy guidelines issued by the Superintendent of Financial Institutions. The Committee may also review and approve securities disclosure documents in connection with issues of the Bank’s subordinated indebtedness as provided in the relevant resolution of the Board.

The Committee will review the adequacy and effectiveness of internal controls related to capital management. It will also discuss with the external auditors any matters arising from the audit that may have an impact on regulatory or capital disclosures included in the Bank’s annual statement.

8.	Committee Reports

The Committee is responsible for preparing any report from the Committee that may be included in the Bank’s annual proxy statement.

9.	Other

a)

The Committee will discuss major issues regarding accounting principles and financial statement presentations, including significant changes in the Bank’s selection or application of accounting principles and analyses prepared by management or the external auditors regarding financial reporting issues and judgments made in connection with the preparation of the financial statements;

b)

The Committee will establish procedures for managing complaints received by the Bank regarding accounting, internal accounting controls or auditing matters, as well as procedures for the confidential and anonymous submission by employees of concerns regarding accounting, internal accounting controls or auditing matters. The Committee will receive reports from the Ombudsman at each Committee meeting and will meet with the Ombudsman annually in relation to these procedures;

c)	The Committee will review and discuss any reports concerning material violations submitted to it by the Bank’s legal counsel pursuant to applicable law and policy;

d)	The Committee will discuss the major financial risk exposures of the Bank and the steps management has taken to monitor and control such exposures;

e)	Subject to the laws applicable to the subsidiary, the Committee may perform for and on behalf of a subsidiary the functions of an audit committee of the subsidiary.

B.	COMMITTEE COMPOSITION AND PROCEDURES

1.	Composition of Committee

The Committee will be composed of five or more directors. No Committee member may be an officer or employee of the Bank or of an affiliate of the Bank. Each Committee member will be (i) unaffiliated, as determined in accordance with the regulations made under the Bank Act, and (ii) independent, as determined by director independence standards adopted by the Board. Committee membership will reflect a balance of experience and expertise required to fulfill the Committee’s mandate.

All Committee members will be financially literate or become financially literate within a reasonable period after appointment to the Committee. At least one member will have accounting or financial management expertise. No member may serve on the audit committees of more than two other public companies, unless the Board determines such simultaneous service would not impair the member’s ability to serve effectively on the Committee.

2.	Appointment of Committee Members

The Board will appoint or reappoint the Committee members at the annual organizational meeting of the directors. In the normal course members will serve a minimum of three years. Each member will remain a member until a successor is appointed, unless the member resigns, is removed or ceases to be a director. The Board may fill a vacancy that occurs in the Committee at any time.

3.	Committee Chair and Secretary

The Board will appoint or reappoint a Committee Chair from among the members of the Committee. If the Board fails to do so, the Committee members will make the appointment or re-appointment. In the normal course the Committee Chair will serve a minimum of three years. The Committee Chair will not be a former employee of the Bank or of an affiliate. The Secretary of the Committee need not be a director.

4.	Time and Place of Meetings

Meetings may be called by any Committee member, the external auditors, the CFO, the Board Chair, the CEO or the Chief Audit Executive. The Committee members will determine the time and place of and the procedure at meetings, provided that the Committee meets at least quarterly. The Committee members may participate in meetings in person or by telephone, electronic or other communications facilities. The Committee may request any officer or employee of the Bank or the Bank’s outside counsel or external auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

5.	Quorum

A quorum for meetings will be three members.

6.	Notice of Meetings

Notice of the time and place of each meeting will be generally given in writing or by telephone, or by electronic or other communications facilities, to each Committee member and to the external auditors at least 24 hours prior to the time fixed for such meeting; however,

a)

a member may in any manner waive notice of a meeting and attendance of a member at a meeting is a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called;

b)

a resolution in writing signed by all the members entitled to vote on that resolution at a Committee meeting, other than a resolution of the Committee carrying out its duties under subsection 194(3) of the Bank Act, will be as valid as if it had been passed at a meeting of the Committee; and

c)	capital transactions may be reviewed and/or authorized at a meeting of which at least one hour prior notice is given.

7.	Delegation

The Committee may designate a sub-committee to review any matter within the Committee’s mandate.

8.	Reporting to the Board

The Committee will report to the Board following each meeting with respect to its activities and recommendations. It will also report to the Board on the annual statement and returns that must be approved by the directors under the Bank Act.

9.	Access to Management and External Advisors

In fulfilling its responsibilities, the Committee will have unrestricted access to management and employees of the Bank. The Committee will select, retain, oversee, terminate and approve the fees of any external advisor that the Committee deems necessary, including any legal or accounting advisor, to assist it in fulfilling its responsibilities. The Bank will provide appropriate funding, as determined by the Committee, for any such engagement.

The Committee may also investigate any matter with full access to all books, records, facilities, management and employees of the Bank.

10.	Private Meetings

At least quarterly the Committee will meet with no members of management present and have separate private meetings with the external auditors, and each of the CAE, the CFO, the CCO, the CAMLO and the General Counsel, to discuss any matters that the Committee or these parties believe should be discussed.

11.	Minutes

Minutes of meetings of the Committee will be maintained by the Secretary and subsequently presented to the Committee and to the Board, if required by the Board.

12.	Evaluation of Effectiveness and Review of Mandate

The Committee will annually review and assess the adequacy of its mandate and evaluate its effectiveness in fulfilling its mandate.

APPENDIX D – PRE-APPROVAL POLICIES AND PROCEDURES

Policies and Procedures

for the Monitoring, and Pre-Approval of Services

to be Performed by Public Accounting Firms

and the Review of the External Auditors

(effective January 28, 2020)

Mandate

1.	The mandate of the Audit Committee established by the Board of Directors (“Board”) confers on the Audit Committee the authority and responsibility (among other things) to:

•

Pre-approve all audit and any legally permissible non-audit services to be provided by the external auditors and all audit, review and attest services provided by any other public accounting firm, with such approval to be given either specifically or pursuant to pre-approval policies and procedures adopted by the Audit Committee; and

•

To complete an annual and five year comprehensive reviews of the external auditor’s performance and to recommend to the Board the selection and termination of the external auditor subject to shareholder approval.

Purpose

2.	These Policies and Procedures are intended to:

a)	specify the methods by which the Audit Committee may pre-approve the provision of audit, review and attest services by any public accounting firm to the Bank and its subsidiaries;

b)

specify the methods by which the Audit Committee may pre-approve the provision of non-audit services to the Bank and its subsidiaries by the Bank’s external auditors and their affiliates (the “auditors”) that do not impair the independence of the auditors under applicable laws and professional standards, including the rules of the Chartered Professional Accountants Canada, the Public Company Accounting Oversight Board (“PCAOB”), the Canadian Securities Administrators and the U.S. Securities and Exchange Commission;

c)

set forth procedures designed to ensure that any services to be provided by the auditors and that any audit, review or attestation services to be performed by any other public accounting firm have been properly authorized and pre-approved under the authority of the Audit Committee, and that the Audit Committee is promptly informed of each service;

d)	ensure that the Audit Committee’s responsibilities are not delegated to management in violation of applicable law;

e)	specify the policies relating to the annual and comprehensive evaluation of the external auditor and selection of the external auditor by the Audit Committee for recommendation to the Board.

Required Approval of Audit and Non-Audit Services

3.	The Audit Committee shall pre-approve all engagements of the auditors by:

a)	the Bank; or
b)	any subsidiary.

4.	The Audit Committee shall pre-approve all engagements of any public accounting firm to provide audit, review or attest services to:

a)	the Bank; or
b)	any subsidiary.

5.	The Audit Committee shall evidence its pre-approval by resolution of the Audit Committee or through the exercise of delegated authority in accordance with these Policies and Procedures.

6.	“Subsidiary” has the meaning set forth in Rule 1-02(x) of the U.S. Securities and Exchange Commission’s Regulation S-X.

7.	For the purpose of these Policies and Procedures and any pre-approval:

a)

“Audit services” include services that are a necessary part of the audit process and any activity that is a necessary procedure used by the accountant in reaching opinions on the financial statements and on internal control over financial reporting as is required under applicable auditing standards (“AAS”), including technical reviews to reach an audit judgment on complex accounting issues;

b)	The term “audit services” is broader than those services strictly required to perform an audit pursuant to AAS and include such services as:
i)	the issuance of comfort letters and consents in connection with offerings of securities;
ii)	the performance of domestic and foreign statutory audits;
iii)	attest services required by statute or regulation; and
iv)

assistance with and review of documents filed with the Office of the Superintendent of Financial Institutions, Canadian Securities Administrators, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve Board and other regulators having jurisdiction over the activities of the Bank and its subsidiaries, and responding to comments from such regulators;

c)

“Audit-related” services are assurance and related services traditionally performed by the principal accountant and that are reasonably related to the performance of the audit or review of financial statements and not categorized under “audit fees” for disclosure purposes.

“Audit-related services” include:

i)	employee benefit plan audits, including audits of employee pension plans,
ii)	due diligence related to mergers and acquisitions,
iii)	consultations and audits in connection with acquisitions, including evaluating the accounting treatment for proposed transactions;
iv)	internal control reviews;
v)	attest services not required by statute or regulation; and
vi)	consultations regarding financial accounting and reporting standards.

Non-financial operational audits are not “audit-related” services;

d)

“Review services” are services applied to unaudited financial statements and consist of the inquiry and analytical procedures that provide the accountant with a reasonable basis for expressing limited assurance that there are no material modifications that should be made to financial statements for them to be in conformity with International Financial Reporting Standards or, if applicable, any other comprehensive basis of accounting;

e)

“Attest” services are those engagements where the accountant issues an examination, a review, or an agreed-upon procedures report on a subject matter, or an assertion about the subject matter that is the responsibility of another party. Examples of the subject matter of an “attest” engagement include: examinations (i.e., audits) of financial forecasts and projections; reviews of pro-forma financial information; reporting on a company’s internal control over financial reporting; and examinations of compliance with contractual arrangements or laws and regulations.

f)	A “subsidiary” of a specified person is an affiliate controlled by such person directly, or indirectly through one or more intermediaries.

External Auditor Selection and Appointment

8.	The Audit Committee shall monitor, review and assess the quality of the external auditor on an annual basis. The annual assessment will include:

a)	quality and thoroughness of the audit approach and methodology;
b)	level of professional skepticism, and critical judgments applied by the audit team;
c)	independence of the external audit firm and the engagement partner;
d)	skills and knowledge of the audit team;
e)	level of understanding of our businesses and the financial services industry;
f)	sufficiency of resources and ability to complete the audit in a timely manner;
g)	partner rotation;
h)	value for money;
i)	quality of communications;
j)	risk of likelihood of withdrawal from the audit;
k)	input from senior management of RBC;
l)	input from RBC Internal Audit Services;
m)	a self assessment prepared by the auditor; and
n)	audit quality metrics and other matters as determined by the Audit Committee or the Board of Directors.

9.	At least every five years the Audit Committee will conduct a comprehensive assessment of the external auditor. The assessment will include:

a)	considerations included within the annual assessment;
b)	performance since the last comprehensive review, or appointment of the external auditor;
c)	quality and continuity of the engagement team;
d)	tenure of the auditor;
e)	incidence of independence threats and effectiveness of applied safeguards;
f)	track record of the auditor applying professional skepticism; and
g)	responsiveness to changes in the Bank’s businesses (i.e. significant acquisitions or changes to systems) and calls for improvement from regulators, inspectors, Audit Committees or management.

10.	The Audit Committee will take the following into account in deciding whether to recommend the tendering of the external audit engagement of the Bank:

a)	the results of the annual and comprehensive assessments (refer to factors described in sections 8 and 9);
b)	the impact of regulatory and legislative requirements, including mandatory tendering and rotation requirements on the Bank and its subsidiaries; and
c)	other factors deemed relevant by the Audit Committee or the Board.

Delegation

11.

The Audit Committee may from time to time delegate to one or more of its members who are “independent” (within the meanings of applicable law and the rules or policies of a securities commission having jurisdiction, and the New York Stock Exchange) the power to pre-approve from time to time:

a)	audit, review or attest services to be provided by any public accounting firm (including the auditors) that have not been otherwise approved by the Audit Committee;
b)	permissible non-audit services to be provided by the auditors that have not otherwise been approved by the Audit Committee, and
c)	changes in the scope of pre-approved engagements and the maximum estimated fees for engagements that have been pre-approved by the Audit Committee.

12.

The member(s) exercising such delegated authority must report at the next regularly scheduled meeting of the Audit Committee any services that were pre-approved under this delegated authority since the date of the last regularly scheduled meeting.

13.

The member(s) exercising delegated authority may evidence his or her approval by signing an instrument in writing that describes the engagement with reasonable specificity, or by signing an engagement letter containing such a description.

14.

In addition, member(s) exercising delegated authority may pre-approve an engagement orally, if any such oral approval is promptly confirmed in writing. Such written confirmation may be given by fax or e-mail and must describe the engagement with reasonable specificity.

15.

The Audit Committee may pre-approve a limited ($500,000) management fee addendum budget on an annual basis relating to fees that may arise subsequent to submission of fees for approval at the next scheduled meeting of the Audit Committee for engagements required to be completed in advance of the next scheduled meeting of the Audit Committee. Any engagement subject to this budget will be limited to those with little or no risk of independence breaches, and will be reported to the Audit Committee at the next scheduled meeting held following the end of each fiscal quarter end. The limitation on the scope of services only extend to: (i) addendums to existing statutory audit engagements, (ii) new audit and audit-related engagements; and (iii) audit-related services related to Service Organization Control 1 reports and include a limitation on fee increases to on-half or less of the original pre-approved fee, capped at a maximum of $100,000 per engagement.

Responsibilities of External Auditors

16.	To support the independence process, the external auditors shall:

a)	confirm in engagement letters that performance of the work will not impair independence;
b)

satisfy the Audit Committee that they have in place comprehensive internal policies and processes to ensure adherence, world-wide, to independence requirements, including robust monitoring and communications;

c)	provide communication and confirmation to the Audit Committee on independence on a regular basis, and at least annually;
d)

provide for Audit Committee approval, in connection with each annual audit engagement, a detailed scope of services outlining each individual audit to be performed and a detailed description of audit-related services;

e)

utilize the tracking numbers assigned by management to all pre-approved services in all fee billings and correspondence, provide detailed annual fee reporting and review management’s detailed quarterly fee reporting.

f)	communicate to the Audit Committee all matters required to be communicated by the Canadian Public Accountability Board and U.S. Public Company Accounting Oversight Board.
g)	maintain certification by the Canadian Public Accountability Board and registration with the U.S. Public Company Accounting Oversight Board; and
h)	review their partner rotation plan and advise the Audit Committee on an annual basis.

Engagements

17.

The Audit Committee will not, as a general rule, pre-approve a service more than one year prior to the time at which it is anticipated that the firm of accountants will be engaged to provide the service.

18.	Engagements will not be considered to be revolving in nature and may not operate from year-to-year without reapproval.

19.

All audit and non-audit services to be provided by the auditors, and all audit, review or attest services to be provided by any public accounting firm, shall be provided pursuant to an engagement letter that shall:

a)	be in writing and signed by the auditors or public accounting firm;
b)	specify the particular services to be provided;
c)	specify the period in which the services will be performed;
d)	specify the maximum total fees to be paid; and
e)

in the case of engagements of the auditors, include a confirmation by the auditors that the services are not within a category of services the provision of which would impair their independence under applicable law and Canadian and U.S. generally accepted auditing standards.

20.	Management shall, before signing and delivering an engagement letter on behalf of the Bank or a subsidiary and before authorizing the commencement of an engagement:

a)	obtain an engagement letter in accordance with these Policies and Procedures;
b)	confirm that the services are described in the engagement letter accurately and with reasonable specificity;
c)	obtain confirmation from the auditors that they have conducted an analysis that supports their conclusion that performance of the services will not impair their independence;
d)

with respect to engagements for the provision of services other than audit and audit-related services, obtain confirmation from legal counsel of the Bank that performance of the services will not impair independence; and

e)	verify that the performance of the services has specifically been approved by the Audit Committee or a member in accordance with authority delegated by the Audit Committee.

All engagement letters entered into pursuant to these Policies and Procedures shall be made available to the Audit Committee.

Tax Services

21.	The Audit Committee, and any member in the exercise of delegated power, shall consider the provision of tax services by the auditors on an engagement-by-engagement basis.

22.	The Audit Committee shall not pre-approve, and any member of the Audit Committee may not exercise delegated power to engage the auditors to provide, tax services to the Bank or a subsidiary:

a)	to represent the Bank or a subsidiary before a tax or other court;
b)	if the provision of the services would be prohibited, as prescribed by paragraph 26 of these Policies and Procedures; or
c)

related to marketing, planning or opinion in favour of the tax treatment of (1) a transaction offered under conditions of confidentiality and for which a fee has been or will be paid by the Bank; or (2) a transaction that was initially recommended directly or indirectly, by the accountant and a significant purpose of which is tax avoidance, unless the proposed tax treatment is at least more likely than not to be allowable under applicable tax laws.

23.

The Audit Committee shall not pre-approve, and any member of the Audit Committee may not exercise delegated power to engage the auditors to provide, tax services to a person in a financial oversight role at the Bank, or an immediate family member of such a person, except as would be permitted by the PCAOB rules.

Other Non-Audit Services

24.

The Audit Committee, and any member in the exercise of delegated power, shall consider the provision of other non-audit services (non-audit services other than audit-related services and tax services, and including non-audit services relating to internal control and business recovery services) by the auditors on an engagement-by-engagement basis. Any approval of non-audit services relating to internal control must be preceded by a discussion with the auditors of the potential effects of the services on independence as required by the rules of the PCAOB.

Value-Added Services

25.

The Audit Committee recognizes and approves of the fact that the auditors from time to time provide, without charge or commitment, value added services to the Bank and its subsidiaries that do not involve an engagement of the auditors. Such value added services may include surveys, educational sessions, workshops, roundtable meetings with peers, benchmarking studies, and monitoring of contest draws as an independent observer. The Audit Committee receives and reviews periodic reports from management and the auditors providing representative examples of such services as part of its monitoring of the Bank’s overall relationship with the auditors.

Prohibited Services

26.

The Audit Committee shall not pre-approve, and any member may not exercise delegated power to engage the auditors to provide, any services, including tax services or business recovery services, that (i) provide for a contingency or commission fee arrangement; or (ii) involve the auditors performing any of the non-audit services set forth in paragraph (c)(4) of Rule 2-01 of the U.S. Securities and Exchange Commission’s Regulation S-X, which include:

a.	providing bookkeeping or other services related to the accounting records or financial statements of the Bank or any of its subsidiaries,
b.	providing financial information systems design and implementation to the Bank or any of its subsidiaries,
c.	providing actuarial services to the Bank or any of its subsidiaries,
d.	providing internal audit outsourcing services to the Bank or any of its subsidiaries,
e.	providing human resources services to the Bank or any of its subsidiaries,
f.	providing broker-dealer, investment adviser, or investment banking services to the Bank or any of its subsidiaries,
g.	functioning in the role of management for the Bank or any of its subsidiaries,
h.	auditing their own work in relation to the Bank or any of its subsidiaries,
i.	providing appraisal or valuation services, contribution in kind reports or fairness opinions to the Bank or any of its subsidiaries,
j.	serving in an advocacy role for the Bank or any of its subsidiaries,
k.	providing legal services to the Bank or any of its subsidiaries,
l.	providing services that fall within the category of “expert” services that are prohibited by applicable law to the Bank or any of its subsidiaries, or
m.	providing services to the Bank or any of its subsidiaries that would otherwise compromise their independence under applicable regulatory guidance.

For the purposes of the Prohibited Services listed in this Section 26 above, a “subsidiary” includes any entity for which the Bank uses the equity method of accounting and where it is material to the Bank. Therefore, the Audit Committee is not permitted to pre-approve the provision of the prohibited services listed above by the auditors to these entities.

Timely Reporting to the Audit Committee

27.

Management shall provide a quarterly written report to the Audit Committee of services performed and related fees, at the scheduled meeting of the Audit Committee held following the end of each fiscal quarter end.

No Delegation to Management

28.	Nothing in these Policies and Procedures shall be interpreted as a delegation to management of the Audit Committee’s responsibilities in violation of applicable law.

Effective Date

29.	These updated Policies and Procedures are effective as and from January 28, 2020.

Disclosure

30.	The Bank shall disclose these Policies and Procedures in its periodic filings, as required by applicable law.

Review

31.	The Audit Committee shall review and reassess the adequacy of these Policies and Procedures on a triennial basis.